                                    Lease
                                 dated as of

                            July 15, 1994 between

                  The Rector, Church-Wardens, and Vestrymen
                              of Trinity Church
                      in the City of New-York, Landlord
                                     and
                           Girgenti, Hughes, Butler
                           & McDowell, Inc., Tenant



                          --------------------------
                          100 Avenue of the Americas
                          --------------------------



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                               TABLE OF CONTENTS
                                                                            Page

 FIRST:          Use ...................................................       2

 SECOND:         Rent ..................................................       2

 THIRD:          Repairs ...............................................       2

 FOURTH:         Alterations and Fixtures ..............................       3

 FIFTH:          Compliance with Governmental
                 Rules and Regulations .................................       5

 SIXTH:          Compliance with Landlord's Rules ......................       5

 SEVENTH:        Landlord's Access to the
                 Premises ..............................................       6

 EIGHTH:         Electric Current ......................................       6

 NINTH:          Condemnation ..........................................       7

 TENTH:          Mechanic's Liens ......................................       8

 ELEVENTH:       Subordination .........................................       9

 TWELFTH:        Liquors ...............................................      10

 THIRTEENTH:     Fire and Fire Insurance ...............................      10

 FOURTEENTH:     Change in Use of Premises, Subletting
                 and Assignment ........................................      11

 FIFTEENTH:      Waiver and Surrender; Remedies
                 Cumulative ............................................      16

 SIXTEENTH:      Representations as to Premises,
                 Certificate of Occupancy and Use ......................      17

 SEVENTEENTH:    Limitation of Landlord's
                 Liability .............................................      18

 EIGHTEENTH:     Indemnity by Tenant ...................................      19

 NINETEENTH:     Insolvency ............................................      19

 TWENTIETH:      Remedies of the Landlord on Default;
                 Performance by the Landlord ...........................      20


                 (a)  Remedies of the Landlord
                      on Default; Performance
                      by the Landlord ..................................      20

                 (b)  Performance by the Land-
                      lord Not an Exclusive
                      Remedy ...........................................      20

                 (c)  Dispossess Termination
                      of Lease .........................................      20

 TWENTY-FIRST:   Surrender at Expiration ...............................      22

 TWENTY-SECOND:  Tenant's Deposit ......................................      22

 TWENTY-THIRD:   Building Services .....................................      24

                                      -i-

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 TWENTY-FOURTH:  Water; HVAC ...........................................      25

 TWENTY-FIFTH:   Work to be Done by Landlord ...........................      26

 TWENTY-SIXTH:   Real Estate Tax, Operating Expense and
                 Fuel Oil Escalation ...................................      26

 TWENTY-SEVENTH: Construction of Office
                 Improvements ..........................................      29

 TWENTY-EIGHTH:  Broker ................................................      33

 TWENTY-NINTH:   Notices; Miscellaneous ................................      33

 THIRTIETH:      Quiet Enjoyment .......................................      33

 THIRTY-FIRST:   Headings ..............................................      34

 THIRTY-SECOND:  Additional Fourth Floor Premises ......................      34

 THIRTY-THIRD:   Free Rent .............................................      34

 THIRTY-FOURTH:  Termination of Existing Lease .........................      35

 THIRTY-FIFTH:   Option Space ..........................................      35

 THIRTY-SIXTH:   Additional Space ......................................      37

 THIRTY-SEVENTH: Successors ............................................      39


 EXHIBIT A:      Portion of Fourth Floor Premises Constituting
                 Initial Fourth Floor Premises

 EXHIBIT B:      Portion of Fourth Floor Premises Constitutlng
                 Additional Fourth Floor Premises

 EXHIBIT C:      8th Floor Premises

 EXHIBIT D:      Basement Premises

 EXHIBIT E:      Additional Space on Seventh Floor (Option
                 Space)

 EXHIBIT F:      Operating Expense Increase Schedule

 EXHIBIT G:      Written Request for Payment

 EXHIBIT H:      Work Letter

 SCHEDULE A:     Cleaning Specifications

 SCHEDULE B:     Rules and Regulations

     THIS LEASE made as of the 15th day of July, 1994, between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW-YORK, a religious corporation (hereafter referred to as the "Landlord"), having its offices at 74 Trinity Place, Borough of Manhattan, City, County and State of New York, and GIRGENTI, HUGHES, BUTLER & McDOWELL, INC. (hereinafter referred to as the "Tenant"), a New York corporation, having its place of business at 100 Avenue of the Americas, Borough of Manhattan, City, County and State of New York.

                             W I T N E S S E T H :

     That the Landlord hereby lets and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the following described space (hereafter referred to as the "premises"):

Commencing on December 1, 1994:

          (i) a portion of the 4th floor as indicated by the cross-hatching on the diagram attached hereto as Exhibit "A";

          (ii) the entire 8th floor as indicated by the cross-hatching on the diagram attached hereto as Exhibit "C"; and

          (iii) a portion of the basement as indicated by the cross-hatching on the diagram attached hereto as Exhibit "D";

Commencing on December 1, 1997 (or sooner as contemplated by the provisions of Article Thirty-Second hereof):

          (i) a portion of the 4th floor as indicated by the cross-hatching on the diagram attached hereto as Exhibit "B";

in the building of the Landlord known by street number as 100 Avenue of the Americas, in the Borough of Manhattan, City, County and State of New York (hereafter referred to as the "building") and the Tenant is hereby granted the nonexclusive right to use all common areas of the building and the necessary entrances and appurtenances to the premises (subject to the rules and regulations annexed hereto and such further rules and regulations of which Tenant is given notice as the Landlord shall from time to time prescribe), reserving to the Landlord all other portions of the building not herein specifically demised, for a term to commence at noon, Standard Time, on December 1, 1994 and to expire at noon Standard Time on December 31, 2009 or until such term shall sooner cease and expire or be terminated as hereafter provided at the rent at the annual rate or rates as follows:

          During the period commencing on December 1, 1994 and ending on November 30, 1997, the annual rent shall be Five Hundred Seventy-Five Thousand Ten Dollars ($575,010.00);

          During the period commencing on December 1, 1997 and ending on November 30, 1998, the annual rent shall be Six Hundred Sixty-One Thousand

     Eight Hundred Dollars ($661,800.00);

          During the period commencing on December 1, 1998 and ending on November 30, 2003, the annual rent shall be Seven Hundred Forty-Nine Thousand Eight Hundred Dollars ($749,800.00); and

          During the period commencing on December 1, 2003 and ending on December 31, 2009, the annual rent shall be Nine Hundred Sixty-Nine Thousand Eight Hundred Dollars ($969,800.00);

     payable at the offices of the Landlord in equal monthly payments equal to 1/12th of the rent at the annual rates as above prescribed for the respective periods in which they are payable, in advance without demand therefor and an installment equal to the amount of the rent payable under this lease for the first month of the term for which rent is payable shall be paid upon the execution of this Lease, and thereafter, on the first day of each month during said term, in lawful money of the United States, plus, when due or demanded, such items as shall be provided hereafter are payable by the Tenant as additional rent.

          THE ABOVE LETTING IS UPON THE FOLLOWING COVENANTS, TERMS AND CONDITIONS, each and every one of which the Tenant covenants and agrees with the Landlord to keep and perform, and the Tenant agrees that the covenants herein contained on the part of the Tenant to be performed, shall be deemed conditional limitations, as well as covenants and conditions:

          FIRST: Use. The Tenant shall use the premises only for general and executive offices in connection with Tenant's advertising business and other uses generally ancillary to the advertising business (including art departments, public relations, media editing and similar uses), except that the basement space shall be used for storage purposes only.

          SECOND: Rent. (a) The Tenant shall pay the rent and additional rent as provided in this lease.

          (b) If any installment or installments of rent or additional rent or any service charge shall not be paid within fifteen (15) days following the date on which the same shall be due and payable pursuant to this lease then, in addition to, and without waiving or releasing, any other rights and remedies of the Landlord, the Tenant shall pay to the Landlord a late charge of one and one-half (1-1/2%) percent per month computed (on the basis of a 30-day month) from the date on which each such installment became due and payable to the date of payment of the installment on the amount of each such installment or installments, as liquidated damages for Tenant's failure to make prompt payment, and the same may be collected on demand or as additional rent in accordance with the provisions of Article TWENTY-FIRST of this lease.

          THIRD: Repairs. (a) The Tenant shall take good care of the premises and the fixtures, appurtenances, equipment and facilities therein and shall make, as and when needed, all repairs in and about the premises required to keep them in good order and condition; such repairs to be equal in quality to the original work; provided, that the Tenant shall not be obligated for structural or exterior repairs to the building or for repairs to the systems and facilities of the building for the use or service of tenants generally (including the plumbing, heating and electrical systems), other than fixtures, appurtenances, equipment and facilities in the premises, except where structural or exterior repairs or repairs to such systems and facilities are made necessary by reason of one or more of the occurrences described below in clauses (i) through (iv) of this Article THIRD (a). Should the Tenant fail to repair any condition in or about the premises or the fixtures, appurtenances, equipment and facilities therein which is of such a nature that its neglect would be reasonably likely to result in damage or danger to the building, its fixtures, appurtenances, facilities and equipment, or to its occupants (of which nature the Landlord shall be the sole judge) or, in the case of repairs of any other nature, should the Tenant have failed to make the required repairs or to have begun, in good faith, the work necessary to make them within five (5) days after notice from the Landlord of the condition requiring repair, then in either case, the Landlord may (but shall have no obligation to) immediately enter the premises and make the required repairs at the expense of the Tenant. The Landlord may (but shall have no obligation to) make, at the expense of the Tenant, any repairs to the building or to its fixtures, appurtenances, facilities or equipment, whether of a structural or any other nature, which are required by reason of damage or injury due (i) to the negligence or the wilful acts of the Tenant or Tenant's employees, agents, contractors, licensees or visitors;
     (ii) to the moving, into or out of the building, of property being delivered to or taken from the premises by Tenant, Tenant's agents, employees, contractors, licensees or visitors; (iii) to the installation, repair or removal of the property of the Tenant in the premises by Tenant or Tenant's agents, employees, contractors, licensees or visitors; or (iv) to the negligent or willfully incorrect operation of any machinery equipment, or facility installed in the premises by or for the Tenant. The Tenant will pay the actual and reasonable cost of any repairs made by the Landlord pursuant to this paragraph upon presentation of bills therefor, or the Landlord may, at its option, add such amounts to any installment or installments of rent due under this lease and collect the same as additional rent. The liability of the Tenant under this Article THIRD shall survive the expiration or other termination of this lease. Except for the repairs which are the Tenant's obligations under the first sentence of this Article THIRD (a), the Landlord, at Landlord's cost and expense, will, upon notice of the need therefor, make the repairs required and perform all maintenance necessary to keep the building and its fixtures, appurtenances, facilities, equipment and systems (including the plumbing, heating and electrical systems) in good working order.

          (b) Machinery. If the Tenant shall install or maintain any business machinery or other apparatus of any description in the premises (other than personal computers, photocopying machines, paper collating machines, telephones and telephone systems generally used in offices), the operation of which produces noise or vibration which is transmitted beyond the premises and the Landlord deems it necessary that the noise or vibration of such machinery or apparatus be diminished, eliminated, prevented or confined to the premises, the Landlord may give written notice to the Tenant, requiring that the Tenant provide and install rubber or other approved settings for absorbing, preventing or decreasing the noise or vibration of such machinery or apparatus within fifteen (15) days. The judgment of the Landlord of the necessity of such installation shall be conclusive, and the installation shall be made in such manner and of such material as the Landlord may direct. Should the Tenant fail to comply with such request within fifteen (15) days, the Landlord may do the work necessary to absorb, prevent or decrease the noise or vibration of such machinery or equipment and the Tenant will pay to the Landlord the cost of such work upon demand or such cost may, at the option of the Landlord, be added to any installment or installments of rent under this lease and shall be payable by the Tenant as additional rent.

          (c) Maintenance. Landlord shall at all times maintain the building in the manner in which buildings of similar quality and character are maintained.

          FOURTH: Alterations and Fixtures. (a) The Tenant shall not make any alteration, addition or improvement in or upon the premises, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor. If the Tenant shall desire to make alterations, additions or improvements to the premises which will not adversely affect the structure of the building or the operation of any of the systems or facilities of the building for the use of all tenants or violate the requirements of government hereafter referred to and if the Tenant shall furnish the Landlord with the Tenant's plans and specifications for the proposed alteration, addition or improvement in sufficient detail to permit the Landlord to determine that the same will comply with the requirements of this subdivision (a), the Landlord's approval will not be unreasonably withheld or delayed. (The Tenant agrees to reimburse the Landlord for its reasonable fees, expenses and charges for reviewing any such plans or specifica-tions.) Notwithstanding the foregoing, Tenant shall have no obligation to submit such plans and specifications in connection with the mere painting of the premises or the performance of any non-structural alteration, addition or improvement, provided such have no effect on the building's systems and the cost thereof, in the Tenant's reasonable estimate, will not exceed $50,000, either individually or in the aggregate with other alterations, additions or improvements in the twelve (12) month period immediately preceding, and provided that (i) Tenant gives Landlord at least ten (10) days' prior notice describing such work in reasonable detail (including Tenant's reasonably detailed estimate of the cost thereof) and setting forth the name(s) and address(es) of the contractor(s) whom Tenant desires to perform such work, and (ii) Tenant shall obtain all building or other governmental permits required for such work and Landlord will not be required to execute any documents in connection with such work or such permits. Whenever any alterations, decorations, additions or improvements of the premises are made by the Tenant, the Tenant shall not knowingly, employ or permit to be employed therein any labor which will cause strikes or labor troubles with other employees in the building employed by the Landlord or its contractors. All alterations, decorations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all requirements, by law, regulation or rule, of the Federal, State and City Governments and all subdivisions and agencies thereof, and with the requirements of the New York Fire Insurance Exchange, New York Board of Fire Underwriters and all other bodies exercising similar functions, and shall conform to any particular requirements of the Landlord expressed in its consent for the making of any such alterations, decorations, additions, and improvements. Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. At Tenant's request, within ten (10) days of receipt of Tenant's request for Landlord's approval of any alteration, addition or improvement, the Landlord will notify the Tenant whether the alteration, addition or improvement will be required to be removed by the Tenant at the expiration or earlier termination of this lease or may remain upon the premises to become the property of the Landlord. If such request is made by Tenant but no such notice is given by the Landlord, the provisions of subdivision (b) of this Article shall apply.

          (b) All alterations, additions or improvements, which may be made or installed in or upon the premises (whether made during or prior to the term of this lease or during the term of any prior lease of the premises by the Landlord, the Tenant or any previous tenant), except the furniture and trade fixtures of the Tenant shall be conclusively deemed to be part of the freehold and the property of the Landlord, and shall remain upon the premises, and upon any termination of this lease, be surrendered therewith as part thereof; Tenant shall remove all of Tenant's personal property, at its own cost and expense, at or prior to the expiration of the term and shall restore and repair, at its own cost and expense, any damage or disfigurement of the premises occasioned by such removal or remaining after such removal so as to leave the premises in as good order and condition as they were at the time of the making of this lease or, the Landlord at its option, may make such restoration and repair and the Tenant will pay the cost thereof upon demand. If any furniture or trade fixtures and other personal property of the Tenant shall not be removed at the expiration or any other termination of this lease, they shall, at the Landlord's option, be deemed to have been irrevocably abandoned to the Landlord, and the Tenant shall have no further right, title or interest therein, and the

     Landlord may remove the same from the premises, disposing of them in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the expense incurred by the Landlord for the removal thereof, as well as the cost of any restoration of the premises above provided. The

     Tenant's obligations under this subdivision (b) of this Article FOURTH shall survive the expiration of this lease.

          (c) Notwithstanding anything to the contrary in paragraph (b) above, it is understood and agreed that upon the expiration or early termination of this lease, the Tenant shall be under no obligation to remove the Improvements to be made to the premises pursuant to Article TWENTY-SEVENTH hereof.

          (d) The Landlord may at any time during the term of this lease change the arrangement or location of the entrances or passageways, doors and doorways, and the corridors, elevators, stairs, toilets or other parts of the building used by the public or in common by the Tenant and other Tenants (including, without limitation, the conversion of elevators from a manually operated to an automatic self-service basis). In the event that, after the construction of the Improvements, the Landlord changes the location of the passenger or service elevators or makes any change to any lobby or public area on the 4th floor and the 8th floor of the building which (in either case) materially adversely affects the Tenant's utilization of the premises, then the Landlord will reimburse Tenant for the reasonable costs incurred by Tenant to rectify or minimize the consequences of such change. The Landlord agrees that in performing any work permitted by this paragraph, it will, to the extent practicable, attempt to minimize any interference or disruption of the Tenant's business and operation. The Landlord may alter the staffing of the building and the scale and manner of the operation thereof, provided that the services to which the Tenant is entitled as specified in this lease are not diminished, and may alter the facilities, fixtures, appurtenances and equipment of the building as it may deem the same advisable, or as it may be required so to do by any governmental authority, law, rule or regulation. The Landlord may, after reasonable notice, change the name, street number or designation by which the building is commonly known.

          FIFTH: Compliance with Governmental Rules and Regulations. The Tenant shall promptly comply, at the Tenant's own expense, with all laws, ordinances, regulations and requirements of the City, State and Federal Governments, and all subdivisions and agencies thereof, and of the New York Fire Insurance Exchange, the New York Board of Fire Underwriters, and of any fire insurance rating organization, and of all other departments, bureaus, officials, boards and commissions with regard to the premises, or the use thereof by the Tenant, provided that the Tenant shall not be required to make any structural alterations to the premises (which shall be the responsibility of the Landlord), except where the same are required by reason of the Tenant's negligence or the negligence of Tenant's employees, agents, contractors, visitors or licensees. The Tenant will not permit the maintenance of any nuisance upon the premises or permit its employees, agents, contractors, licensees or visitors to do any illegal act therein, or in and about the building after notice thereof from the Landlord. If any such law, ordinance, regulation or requirement shall not be promptly complied with by the Tenant within a reasonable time after notice thereof from the Landlord, then the Landlord may, at its option, enter upon the premises to comply therewith, and should any fine or penalty be imposed for failure to comply therewith or by reason of any such illegal act, the Tenant agrees that the Landlord may, at its option, pay such fine or penalty, which the Tenant agrees to repay to the Landlord, with interest from the date of payment, as additional rent. Landlord will not discriminate against Tenant in enforcing the rules and regulations promulgated by Landlord for the building.

          SIXTH: Compliance with Landlord's Rules. The Tenant and the Tenant's employees, and any other persons subject to the control of the Tenant, shall well and faithfully observe all the rules and regulations annexed hereto, and also any and all reasonable rules and regulations affecting the premises, the building or the equipment, appurtenances, facilities and services thereof, hereafter promulgated by the Landlord, all of which shall be applied and enforced by the Landlord without discrimination. The Landlord may at any time, and from time to time, prescribe and regulate the placing of safes, machinery, quantities of supplies and other things, and, subject to the provisions of Article 4(d) hereof, may reasonably regulate which elevator and entrance shall be used for the Tenant's shipping and receiving; and may make such other and further rules and regulations as in its judgment may, from time to time, be needed or desirable for the safety, care or cleanliness of the building and for the preservation of good order therein.

          SEVENTH: Landlord's Access to the Premises. (a) The Tenant shall, without in any way affecting the Tenant's obligations hereunder, and without constituting any eviction, permit the Landlord and its agents: (i) at all reasonable hours and upon reasonable notice, to enter the premises and have access thereto, for the purpose of inspecting or examining them and to show them to other persons; and (ii) to enter the premises to make repairs (including specifically access to the air conditioning equipment rooms), and to do any work on the premises and any work in connection with excavation or construction on any adjoining premises or property (including, but not limited to, the shoring up of the building) and to take in any of the foregoing instances, any space needed therefor. The Tenant shall permit the Landlord to erect and maintain ducts, pipes and conduits in and through the premises. In the exercise of the rights of the Landlord reserved under clause (ii) or under the sentence of this subdivision (a) of Article SEVENTH immediately preceding this one, the Landlord will do so in a manner which minimizes the interference with the Tenant's use of the premises so far as practicable and where ducts, pipes or conduits are to be erected through the premises will locate them along walls or ceilings wherever practicable and in locations which will not materially adversely affect Tenant's use of the premises.

          (b) In the event that the premises shall, in the Landlord's judgment, become substantially vacated before the expiration of this lease, or in the event that the Tenant shall be removed by summary proceedings, or in the event that, during the last month of the term, the Tenant shall have removed all or substantially all of the Tenant's property therefrom, the Landlord, upon not less than twenty (20) days prior notice to Tenant, may enter into and upon said premises for the purpose of decorating, renovating or otherwise preparing the same for a new tenant, without thereby causing any abatement of rent or liability on the Landlord's part for other compensation, and such acts shall have no effect upon this lease.

          (c) In the event of an emergency or if the Tenant shall not permit the Landlord to have access to the premises as required by paragraph (a) above, then when for any reason access shall be necessary or permissible hereunder, the Landlord or the Landlord's agents, may enter the same by a master key, or, in the case of an emergency, may forcibly enter the same without rendering the Landlord or such agents liable therefor (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease, and in no event shall any such entry by the Landlord or its agents be deemed an acceptance of a surrender of this lease, either expressed or implied, nor a waiver by the Landlord of any covenant of this lease on the part of the Tenant to be performed.

          EIGHTH: Electric Current. (a) Electric current is initially to be supplied by the Landlord and measured by one or more submeters solely serving the premises. The Tenant covenants and agrees to purchase the Tenant's requirements therefor at the premises from the Landlord or the Landlord's designated agent at 110% of the rates set forth in the rate schedule of Consolidated Edison Company of New York, Inc. then applicable to the building, plus any sales or use tax or other governmental charge or levy;

     provided, however, that if such rate schedule includes any adjustment for time-of-day for either demand or consumption, the rate applicable to the Tenant's demand for and consumption of electricity, shall be that specified for the peak period. The calculation of the rate shall include the effect of all direct and indirect charges which affect the cost of the electricity, including without limitation, consumption charges, demand charges and fuel cost escalation charges.


          (b) Should the Landlord at any time, be prevented from furnishing the foregoing service due to a change of rate or a regulation of the Public Service Commission or due to any rate or regulation of the public utility corporation serving the building, or if the Landlord for any other reason determines to discontinue the service, the Landlord may do so, and will give the Tenant not less than ninety (90) days' notice of the date on which the service will be discontinued. Beginning with the date on which such service by the Landlord is discontinued, the Tenant shall purchase its requirements for electric current from the public utility serving the area directly. The Landlord shall permit the Landlord's wires and conduits, to the extent to which they are safely available for such use and the extent to which they may be so used under any applicable regulations (including those of such public utility) to be used for the purpose. Should any additional or other wiring, conduits, meters or distribution equipment be required in order to permit the Tenant to receive such direct service, the same will be installed by the Landlord at the sole cost and expense of the Tenant in respect to the wiring, conduits, meters and distribution equipment. Landlord may, at its sole option, determine that a single meter will be utilized for the premises for electric billing purposes. In the event the Landlord uses two meters for the premises, the electric charges will be calculated on a conjunctional billing basis. Tenant's electric current charges will be billed separately from other charges due under this lease.

          NINTH: Condemnation. (a) If the whole of the building or of the premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the term of this Lease ("Lease Term") shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the "date of the taking"), and the rent shall be apportioned as of such date. If a portion of the building shall be so taken so that substantial structural alterations or reconstruction of the building (as reasonably determined by Landlord) shall be necessary as a result of such taking (whether or not the premises be affected), which alterations or reconstruction Landlord reasonably determines will take at least 120 days to complete, or if 50% or more of the common areas of the building are taken, Landlord or the Tenant by notifying the other party in writing of such termination within sixty (60) days following the date of the taking may, at its option, terminate this Lease and the Lease Term and estate hereby granted will terminate sixty
     (60) days after receipt of such termination notice.

          (b) If any part, but less than all, of the premises shall be so taken and this Lease shall not be terminated pursuant to Paragraph (a) of this Article NINTH, then the part so taken shall no longer constitute part of the premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the Lease Term in the event of:

               (i) a taking of more than 30% of the rentable area of the total premises then actually leased hereunder, or

               (ii) a taking that has a material adverse effect on Tenant's access to the building or the premises, if Landlord determines that it will be unable to provide or in fact fails to provide adequate alternative access to the building and the premises within 120 days thereafter,

     by giving notice of such election to Landlord not later than sixty (60) days after Tenant's receipt from Landlord of notice of such taking or the date of such taking (such notice to provide Tenant with all information reasonably necessary to determine the extent of the taking and effect on, in and to the premises), whichever first occurs, or not later than thirty
     (30) days after such one hundred twentieth day, as the case may be. If notice of termination of this Lease shall be given pursuant to this Section, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than thirty (30) and not later than sixty (60) days after the date of Tenant's notice, the Lease Term shall terminate as of the date specified in such notice and the rent shall be apportioned as of such date of termination. Upon a partial taking and this Lease continuing in force as to any part of the premises:

               (x) the fixed rent and additional rent shall be equitably reduced for the remainder of the Lease Term, according to the nature and extent of the loss of use of the premises suffered by Tenant; and

               (y) Landlord shall, at its expense, restore with reasonable diligence the remaining portions of the premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          (c) In the event of any condemnation or taking hereinabove mentioned of all or a part of the building (whether or not the premises be affected), Landlord shall be entitled to receive the entire award in the condemnation proceeding, Tenant shall have no claim for the value of any unexpired term of the Lease, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not be deemed to preclude Tenant from seeking to recover a separate award for Tenant's moving expenses and Tenant's personal property (including the Improvements and any additional improvements made to premises leased to Tenant pursuant to Article THIRTY-FOURTH hereof), but only provided that such award does not reduce and is not payable out of the amount for the land and the building.

          TENTH: Mechanic's Liens. The Tenant will not permit, during the term hereby granted, any mechanic's or other lien or order for payment of work, labor, services, or materials furnished or to be furnished to attach to or affect the premises or any portion thereof, and agrees that it will not cause or permit any such lien or order to attach to or affect the fee, leasehold or other estate of the Landlord herein, or the building. The Tenant's obligation to keep the premises in repair, and its right to make alterations therein, if any, shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present or future lien law. Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate of the Landlord in the premises or upon the land or buildings of which they are a part or the improvements now erected or hereafter to be erected upon the premises or the land or building of which the premises are a part; and if any such mechanic's or other lien or order shall be filed against the premises or the land or building of which the premises are a part, the Tenant shall, within thirty (30) days after the Tenant has notice thereof, discharge said lien or order by payment, deposit or by bond fixed in a proper proceeding according to law. If the Tenant shall fail to take such action, or shall not cause such lien or order to be discharged within forty-five (45) days after the filing thereof, the Landlord may pay the amount of such lien or discharge the same by deposit or by bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by the Landlord, including all attorneys, fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent. Any reasonable expenses incurred by Landlord in connection with the examination of title to the premises in order to ascertain the existence of any lien or encumbrance and the discharge of record thereof, shall be payable by Tenant to Landlord on demand, together with interest as aforesaid, as additional rent.

          ELEVENTH: Subordination. (a) Subject to the Landlord's causing the delivery, if appropriate, of the agreements required by paragraph (b) below, this lease, and all the rights of the Tenant hereunder, are and shall be subject and subordinate to any and all mortgages now or hereafter liens either in whole or in part on the building, or the land on which it stands, and also to any and all other mortgages covering other lands or lands and buildings, which may now or hereafter be consolidated with any mortgage or mortgages upon the buildings and the land on which it stands or which may be consolidated and spread to cover the building and such land and any such other land or lands and buildings, and any extension, renewal or modification of any such mortgages, and to any and all underlying leases on record, or hereafter to be recorded, against the building or the land on which it stands, and any extensions, renewals or modifications thereof. The Tenant hereby constitutes and irrevocably appoints the Landlord the Tenant's attorney in fact to execute any instrument or certificate evidencing such subordination for and on behalf of the Tenant.

          (b) The Tenant hereby agrees that, in the event that any mortgagee shall succeed to the rights of the Landlord herein named, or if any landlord of any underlying lease shall succeed to the position of the

     Landlord under this lease, then the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord. No documentation other than this lease shall be necessary to evidence such attornment but Tenant nevertheless agrees to execute any documentation reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of the provisions of this Article ELEVENTH but the Landlord will pay all of Tenant's reasonable counsel fees and expenses incurred in connection with the review and execution of such documentation.

          (c) Anything herein to the contrary notwithstanding, the Landlord represents and warrants to Tenant that as of the date of this lease there is no mortgage or superior lease encumbering the premises.

          (d) If, in connection with obtaining temporary or permanent financing for the land and/or building, or any underlying lease, any lender shall request reasonable modifications of this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease provided such modifications do not increase the monetary obligations of Tenant hereunder or adversely affect (in the Tenant's reasonable judgment) the leasehold interest hereby created, or Tenant's rights hereunder.

          TWELFTH: Liquors. Neither the Tenant nor any occupant of the premises, or of any part thereof, shall at any time during the continuance of the term, sell, traffic in, expose for sale, dispense or give away, upon any part of the premises, any strong or spirituous liquor, wine, ale or beer, or take or have a license for such sale, except that it is understood that as a part of the Tenant's customer relations in its business, the Tenant may from time to time serve alcoholic beverages to customers at the premises. No charge will be made for such dispensation or service. Such service of alcoholic beverages will not be deemed a default or violation under paragraph TWELFTH hereof. In no event shall Tenant dispense or give away any alcoholic beverage to any employee of the Landlord.

          THIRTEENTH: Fire and Fire Insurance. (a) If the premises shall be damaged by fire, action of the elements or other casualty or cause which is within the risks or the insurance carried by the Landlord, the Tenant shall give immediate notice thereof to the Landlord, and said damage (unless the same shall be due to the negligence or other willful acts of the Tenant or its employees) shall be repaired by the Landlord, to a condition as close as possible as existed prior to such fire or casualty, at the Landlord's expense, with all reasonable speed, making due allowance for delay due to labor troubles, settlement of loss and other causes beyond the control of the Landlord, and the Tenant shall, in every reasonable way, facilitate the making of such repairs, and (unless the same shall be due to the negligence or other fault of the Tenant or its employees) the rent shall be suspended during such period as the premises shall have been rendered wholly untenantable. In the event that the premises are rendered partially untenantable, the rent shall be abated during such period, in the proportion which the area of the premises which is rendered untenantable bears to the area of the whole premises, but no damage to the premises or the building by fire, or other cause, however extensive, shall terminate this lease, or give the Tenant the right to quit and surrender the premises, or impair any obligation of the Tenant hereunder, (except, to the extent permitted in the preceding sentence, with respect to the payment of rent). Notwithstanding the preceding (i) if the damage shall be so extensive that the Landlord shall determine to demolish or substantially alter the building, the Landlord may at any time within sixty (60) days following the occurrence of the damage give to the Tenant thirty (30) days' notice of intention to terminate this lease; (ii) if the damage to the premises is substantial so that in excess of 30% of the rentable area of the total premises then actually leased hereunder is rendered untenantable or if 50% or more of the common areas of the building are destroyed or substantially damaged and the Landlord does not within sixty (60) days following the occurrence of the damage notify the Tenant of the Landlord's intention to repair the damage to the premises so that the premises are again useable by the Tenant, or if the premises are not, in fact, usable within a period of not more than 120 days following the occurrence of the damage (subject to unavoidable delays), the Tenant may cancel this lease by notice given within thirty (30) days following the expiration of the said 60-day period for the Landlord's notice of election to repair or sixty (60) days after the expiration of the 120 day period, as the case may be; and
     (iii) in the event of the occurrence of damage to the premises of the degree described above in clause (ii) of this paragraph (a), the Landlord may also elect to terminate this lease by notice of election to do so given within sixty (60) days following the occurrence of the damage. If notice of election to terminate this lease shall be given as above provided, then, upon the date for termination designated in any such notice this lease and the term hereby granted shall terminate and the rent shall be apportioned as of the date of the damage or as of such later date as the Tenant may actually surrender possession. Nothing herein contained shall be deemed to obligate the Landlord to restore the Tenant's trade fixtures, stocks, furnishings or other personal property of the Tenant.

          (b) The Tenant shall conduct its business and use the premises in such a manner so as not to increase the rate of insurance applicable to the building or the property of other tenants, and the Tenant shall install and maintain all its furniture, fixtures, equipment, stocks and materials in such a manner as to accomplish the foregoing purposes. The Tenant further agrees not to permit any act to be done or anything brought into or kept upon the premises which will void or avoid the insurer's liability under any contract of fire insurance on the building or its contents (containing normal and usual exemptions) or any actions which will substantially increase the Landlord's cost of such insurance and in the event of such increase due to any action of the Tenant, Tenant's employees, agents, contractors, visitors or licensees, the Tenant agrees to pay to the Landlord, on demand, the additional cost of such insurance, or, at the option of the Landlord, the same may be added to any installment of rent and be payable as additional rent. The schedule of the makeup of a rate issued by an authorized rating organization shall be conclusive evidence of the facts therein stated and of the items in the rate applicable to the premises. During the term of this Lease Landlord will carry insurance against such risks and in amounts as it, in its reasonable business judgment, deems necessary.

          (c) The Landlord, as to the premises, and the Tenant as to the improvements made therein at the Tenant's expense and all of the Tenant's stock, trade fixtures and other property in the premises, hereby release one another from all liability for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. This release is conditioned upon the inclusion in their respective policies of insurance, if any, of a provision stating that such release shall not adversely affect said policies or prejudice any right of the insured to recover thereunder. The Landlord and Tenant agree that their respective insurance policies will include a waiver of subrogation provision so long as the same is obtainable without extra cost or if extra cost be charged, so long as the party for whose benefit the clause is obtained shall pay such extra cost. If extra cost shall be chargeable therefor the party so affected shall advise the other of the amount or the extra cost and the other party at its election may pay the same or decline to so pay in which event the release from liability given to said party by this Article THIRTEENTH (c) shall be deemed to be withdrawn and of no force and effect.

          FOURTEENTH: Change in Use of Premises: Subletting and Assignment. (a) The use to be made of the premises by the Tenant and the identity of the Tenant being among the inducements to the making of this lease by the Landlord, the Tenant shall not, except in accordance with the terms of this Article, (i) use or permit the premises or any part thereof to be used for any purposes other than those specified in the lease, (ii) sublet or underlet the premises or any part thereof, (iii) permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees, (iv) mortgage or encumber this lease or any interest therein,
     (v) assign or transfer, by operation of law or otherwise, this lease or any interest therein.

          (b) The Tenant shall not, without having first obtained the Landlord's prior written consent thereto, (i) use or permit the premises or any part thereof to be used for any purposes other than those specified in the lease and, solely in connection with a sublease executed in accordance with the terms of this Article FOURTEENTH, for such other general office use as is reasonably acceptable to Landlord (giving consideration to the fact that Landlord is a religious institution), or (ii) mortgage or encumber this lease or any interest therein.

          (c) The Tenant shall not, except in accordance with the provisions of paragraphs (d) through (n) and paragraph (r) of this Article FOURTEENTH,
     (i) assign or transfer, by operation of law or otherwise, this lease or any part therein, (ii) sublet or underlet the premises or any part thereof, or

     (iii) permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees.

          (d) If the Tenant shall desire to assign this lease or to sublet the whole or any part of the premises or to permit the premises to be occupied by any person other than the Tenant, the Tenant will notify the Landlord as to (i) the action which the Tenant proposes; (ii) the portion of the premises with respect to which the tenant proposes to take such action
     (the "Affected

     Premises"); (iii) the name and business address of the proposed assignee, sublessee or occupant (the "Proposed Undertenant"), (iv) the name and residence address of the officers and principal stockholders of the Proposed Undertenant, if a corporation is involved or the names and residence addresses of the partners thereof if a partnership or joint venture is involved; (v) the information, in reasonable detail, as to the Proposed Undertenant which is required to permit the Landlord to make the determinations described in paragraphs (f), (g) or (h) below; (vi) the terms upon which the Tenant proposes to assign this lease or sublet the premises or permit the premises to be occupied by the Proposed Undertenant (including the terms under which any additions, alterations or decorations are to be made to the Affected Premises and the terms on which the Proposed Undertenant is to buy or lease any fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property from the Tenant; and (vii) the name and address of any real estate broker or other person to whom a commission may be owed by any person in connection with such assignment, subleasing or occupation. (The Tenant's notice of desire to assign, sublease or permit the occupancy of the Affected Premises by others, with the information prescribed above is hereafter referred to as a "Tenant's Subleasing Notice")

          (e) By written notice executed by the Landlord and delivered to the Tenant within thirty (30) days following receipt of the Tenant's Subleasing Notice (for the purposes hereof such notice shall not be deemed to have been received by the Landlord until all of the information required by paragraph (d) above shall have been furnished to the Landlord), the Landlord shall have the absolute right to select one of the alternatives set forth in paragraphs (f), (g) or (h) below.

          (f) In the event of a proposed assignment of this lease or the subleasing or occupation of the entire premises subject to this lease and such sublease or occupation is for a term which will expire at any time during the last three (3) years of the term of this lease, (i) the Landlord may elect to require the Tenant to surrender the premises to the Landlord and terminate this lease with respect to the premises on the last day of the second complete calendar month following the Tenant's Subleasing Notice and comply with the provisions of this lease respecting surrender at the end of the term not later than such date or (ii) the Landlord may give its consent to any such assignment, sublease or occupation. Any subletting or occupancy by a third party as a consequence of which 25% or less in an area of the Premises shall remain in occupancy by the Tenant herein named may, at the Landlord's option, be considered a subleasing of the whole of the Premises.

          (g) In the event of a proposed subleasing or occupation of less than the entire premises subject to this lease or the entire premises for less than the then remaining balance term of this lease, (i) the Landlord may elect to require the Tenant to surrender to the Landlord and vacate the Affected Premises not later than the date upon which the proposed subleasing or occupation is proposed to commence and comply on such date with the provisions of this lease as to surrender on the Expiration Date with respect to the Affected Premises, and the Tenant shall, at its expense, erect the partitioning required to separate the Affected Premises from the remainder of the premises, create any doors required to provide an independent means of access to the affected Premises from elevators and lavatories and to segregate the wiring and meters and electric current facilities, so that the Affected Premises may be used as a unit for commercial purposes, separate from the remainder of the premises remaining in occupation of the tenant; in which event the rent and all additional rent payable under this lease shall be reduced proportionately with the diminution in the area of the premises upon surrender of the Affected Premises; of (ii) the Landlord may give its consent to any such sublease or occupation and thereupon the provision of paragraphs (1), (p) and (q) below, will be implemented.

          (h) Notwithstanding any other provision herein, in the event that Landlord does not select one or more of the alternatives set forth in paragraphs (f) or (g) of this Article following receipt of Tenant's Subleasing Notice, then Landlord agrees not to unreasonably withhold or delay its consent to any proposed subleasing or assignment, provided, however, that the Landlord shall have the right to condition its consent to any proposed sublease of all or a portion of the premises on the following:

               (i) The Tenant shall not be in default in the payment of rent or in the performance of any other of its obligations under this lease, the time to cure having expired.

               (ii) The Tenant shall have delivered to the Landlord a Tenant's Subleasing Notice as required by subparagraph (d) above.

               (iii) The Tenant shall assign to the Landlord, and grant the Landlord a security interest in, the sublease and the rents payable thereunder and shall take all necessary steps required to perfect such assignment and security interest.

               (iv) The sublease shall include provisions to the effect that (x) if the Landlord shall notify the sublessee that the Tenant is in default in the payment of rent or in the performance of its other obligations under this lease, the sublessee shall, if so requested by the Landlord, pay all rent and other amounts due under the sublease directly to the landlord, (y) notwithstanding any such payment by the sublessee directly to the Landlord, the term of the sublease shall terminate simultaneously with the termination of the term of this lease and the sublessee shall surrender the subleased premises upon such termination, and (z) it is subject and subordinate to this lease and to all matters to which this lease is or shall be subordinate.

               (v) The proposed subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the premises or portion thereof to be sublet in a manner, which in the Landlord's reasonable judgment, is in keeping with the Landlord's standards in such respect of the other office tenancies in the building

               (vi) The proposed subtenant shall not then be a tenant, subtenant or assignee of any space in the building, nor shall the proposed subtenant be a person or entity with whom the Landlord is then actively negotiating to lease space in the building.

               (vii) The character of the business to be conducted or the proposed use of the premises by the proposed subtenant shall not (x) be likely to increase the Landlord's operating expenses beyond that which would be incurred for use by the Tenant or for use in accordance with the standards of use of other tenancies in the building, (y) increase the burden on elevators over the burden prior to such proposed subletting, or (z) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of this lease.

               (viii) Any proposed sublease shall provide that it is subject and subordinate to this lease and in the event of the termination of this lease, or the re-entry or dispossession of the Tenant by the Landlord under this lease, such subtenant shall, at the Landlord's option, attorn to the Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that the Landlord shall not be (x) liable for any previous act or omission of Tenant as sublessor under such sublease, (y) subject to any offset which theretofore accrued to such subtenant against the Tenant, or (z) bound by any previous modification of such sublease nor consented to in writing by the Landlord or by any previous prepayment of rent more than one month in advance.

               (ix) Tenant shall pay all of Landlord's reasonable costs (including attorneys fees and expenses) related to Landlord's review of proposed sublease or assignment and the preparation, review and approval of any assignment of rents, financing statement and other documents related to such sublease or assignment. Tenant shall also pay the cost of recording or filing any assignment of rents and financing statements.

          (j) if the Landlord's Subleasing Notice shall be to the effect that the Landlord elects that the Affected Premises be surrendered, then the Affected Premises shall be surrendered in accordance with clause (i) of paragraph (f) or (g) above, as the case may be, and any work required to be done to separate the Affected Premises from the remainder shall be commenced promptly following the Tenant's receipt of the Landlord's Subleasing Notice and carried on with diligence and conformity.

          (k) Provided Tenant is in compliance with all other provisions of this lease, the Tenant is authorized to sublease portions of the premises to a subsidiary corporation or corporations or to a corporation affiliated with the Tenant, and the provisions of paragraph (e) through (j) of this Article and the provisions of paragraph (1) of this Article shall not apply to such subleasing. A subsidiary corporation means a corporation of which the Tenant owns and holds at least a majority of each class of stock which is authorized to vote at the time when the sublease is executed. An affiliated corporation shall mean a corporation which is owned and controlled by the corporation which owns and controls the Tenant by ownership of at least a majority of each such class of stock. Before making any sublease to any such subsidiary or affiliated corporation, the Tenant shall certify to the Landlord the manner in which such subsidiary or affiliated corporation is related to and controlled by the Tenant and the purposes for which the subleased premises will be used.

          (1) In the event the Landlord, in its sole discretion, authorizes Tenant to sublet (other than the subleasing authorized by paragraph (k) above) or assign all or a portion of the premises, the Tenant shall pay to the Landlord, monthly, as additional rent, fifty (50%) percent of all Subleasing Profit. "Subleasing Profit" shall mean all consideration received by the Tenant (other than rental received by Tenant under a sublease entered into pursuant to paragraph (k) of this Article), less (i) the rent, additional rent payable by the Tenant under this lease for the period in question (exclusive of any amount payable by the Tenant under this subparagraph (1)), (ii) the unamortized cost of improving the premises for subtenant, (iii) any amounts paid by Tenant to subtenant as a cash or rental concession and (iv) reasonable advertising and legal fees related to the subleasing of the space to subtenant (but not brokerage fees).

          (m) No consent given by the Landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent, and any assignment or subletting of the premises shall not relieve the Tenant or any mesne assignee from any obligations, duty or covenant under this lease, and in all cases a violation of any of the covenants or duties or obligations under this lease by a subtenant or assignee shall, in addition, be deemed to be the act of the Tenant herein. No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of the Landlord shall first have been obtained, and unless, if an assignment is involved, the transferee or assignee shall have delivered an agreement duly executed by the assignee or transferee wherein the assignee or transferee assumes and agrees to pay or otherwise keep and perform the obligations of the Tenant in this lease or, if a sublease is involved wherein the sublessee agrees that any act or omission by the sublessee which, if performed or omitted by the Tenant under this lease would be a default thereunder, shall also be a default under the provisions of the sublease. Any assignee by accepting an assignment shall nevertheless be conclusively deemed to have assumed this lease and all obligations already accrued or to accrue thereunder and further to have agreed to fully and duly perform all the Tenant's covenants herein contained. If the Tenant shall, at any time, be in default in the payment of rent, the Landlord shall have the right to collect rent from any assignee, undertenant or occupant, and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than the Tenant, as Tenant, or shall otherwise release, impair or otherwise affect any obligation of the Tenant under this lease. Immediately following the execution and delivery of any assignment of this lease or any subleasing of the premises or an agreement as to the occupancy thereof, the Tenant will furnish a duplicate of the instrument in question to the Landlord.

          (n) Anything herein to the contrary notwithstanding, the Tenant may not assign this lease or sublet or permit the occupancy by any other party of all or any part of the demised premises at any time when the Tenant has not paid any rent and additional rent when it is payable. The Tenant shall furnish Landlord with an original counterpart of each sublease, assignment or agreement of occupancy made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or occupant or anyone claiming under or through any such person which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant. Tenant shall pay Landlord on demand any cost or expense (including attorneys' fees and expenses) which Landlord may be required to incur in acting upon any request for consent pursuant to this Article.

          (o) At the request of the Landlord, the Tenant will furnish to the Landlord, within ten (10) days of a receipt of a request therefor, a certificate executed in the name and on behalf of the Tenant, confirming that, except as previously consented to in writing by the Landlord or as otherwise specifically set forth in such certificate or permitted herein, the Tenant has not (i) used or permitted the premises or any part hereof to be used for any purposes other than those specified in this lease, (ii) mortgaged or encumbered this lease or any interest therein, (iii) assigned or transferred, by operation of law or otherwise, this lease or any interest, therein, (iv) sublet or underlet the premises or any part thereof, or (v) permitted the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees. With respect to any exception to clauses (i) through (v) above to which the Landlord has not previously consented in writing, the Landlord, in its sole discretion, may either consent thereto (which consent may be subject to any conditions specified by the Landlord) or exercise the rights and remedies available to the Landlord under the terms of this lease.

          (p) Tenant assumes and shall be responsible for and liable to Landlord, for all acts and omissions on the part of any present or future subtenant, and any violation of any of the terms, provisions or conditions of this Lease, whether by act or omission by any subtenant, shall constitute a violation by Tenant. Upon any termination of this lease, it is expressly agreed that Tenant shall deliver to Landlord all subleases, security deposits (including interest), contracts, documents, rent rolls and other records used in the operation of the premises and, unless the sublease shall have previously terminated and the security deposit returned to subtenant or applied as provided by the sublease, all security deposits held by Tenant.

          (q) With respect to any present or future subleases Tenant shall not accept prepayment of rent prior to its due date in excess of one month (but the provisions of the foregoing shall not prohibit Tenant from collecting from any subtenant a security deposit provided such security deposit is delineated in the sublease as being not advance rent, but security, returnable to the subtenant after the termination of the term of the sublease). Tenant agrees to indemnify and save Landlord harmless from and against any claim or lien against Landlord or the demised premises for the return of any securities under any leases with subtenants which were not previously delivered to Landlord and agrees further that all leases hereafter made with subtenants shall provide that the lease security deposited by the subtenant shall not be a lien or claim against the interest of the Landlord.

          (r) Provided Tenant is in compliance with all other provisions of this lease, the Landlord shall consent to sublease of space within the premises, to one or more unaffiliated third party, which space may not exceed, in the aggregate, 10% of the premises, and the provisions of paragraph (e), (f),
     (g) and (j) of this Article and the provisions of paragraph (l) of this Article shall not apply to such subleasing but Tenant shall provide to Landlord all information detailed in (i), (ii), (iii) and (iv) of paragraph
     (d) hereof, together with an original counterpart of the sublease or occupancy agreement which satisfies the provisions of subsections (iv),
     (vii) and (viii) of paragraph (h) hereof.

          (s) Provided Tenant is in compliance with all other provisions of this lease, the Landlord shall consent to the assignment by the Tenant of its interest in this Lease in connection with sale of all or substantially all of the assets and business operations as a going concern and the provisions of paragraph (e), (f), (g) and (j) of this Article and the provisions of paragraph (l) of this Article shall not apply to such assignment but Tenant shall provide to Landlord all information detailed in paragraph (d) hereof, together with an original counterpart of the assignment and assumption agreement. The rights of the Tenant and obligations of the Landlord pursuant to this paragraph shall be subject to the following conditions and limitations: (i) the assignee of the Tenant's rights in this Lease shall be the purchaser, transferee and operator of all or substantially all the assets and business operations of the Tenant; (ii) the net worth of such assignee/transferee shall be no less than the net worth of the Lessee immediately preceding such sale of assets and assignment; and (iii) the Lessee (or any successor or transferee of the Lessee) may assign its rights in this Lease pursuant to this paragraph once (and only once).

          FIFTEENTH: Waiver and Surrender: Remedies Cumulative. No consent or waiver of any provision hereof or acceptance of any surrender shall be implied from any act or forbearance by the Landlord. No agreement purporting to accept a surrender of this lease, or to modify, alter, amend or waive any term or provision thereof, shall have any effect or validity whatever, unless the same shall be in writing, and executed by the Landlord and by the Tenant, and be duly delivered, nor shall the delivery of any keys to anyone have any legal effect, any rule or provision of law to the contrary notwithstanding. Any consent, waiver or acceptance of surrender, in writing, and properly executed and delivered as aforesaid, shall be limited to the special instance for which it is given, and no superintendent or employee, other than an officer of the Landlord or of its managing agent, and no renting representative shall have any authority to accept a surrender of the premises, or to make any agreement or modification of this lease, or any of the terms and provisions hereof. No provision of any lease made by the Landlord to any other tenant of the building shall be taken into consideration in any manner whatever in determining the rights of the Tenant herein. No payment by the

     Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement on any check, nor any letter accompanying any such payment of rent be deemed an accord and satisfaction (unless an agreement to accept a lesser amount be signed by the Landlord), but the Landlord may accept such payment without prejudice to the Landlord's full right to recover the balance of such rent and to institute summary proceedings therefor. The receipt by the Landlord of any rent, or additional rent or of any other sum of money which may be payable under this lease, or of any portion thereof, shall not be deemed a waiver of the right of the Landlord to enforce the payment of any sum of any kind previously due or which may thereafter become due under this lease, or of the right to forfeit this lease by such remedies as may be appropriate, or to terminate this lease or to exercise any of the rights and remedies reserved to the Landlord hereunder, and the failure of the Landlord to enforce any covenant or condition (although the Tenant shall have repeatedly or continuously broken the same without objection from the Landlord) shall not estop the Landlord at any time from taking any action with respect to such breach which may be authorized by this lease, or by law, or from enforcing said covenant or any other covenant or condition on the occasion of any subsequent breach or default. In the event of any continuing or threatened breach by the Tenant, the Landlord shall have the right of injunction. The various rights, remedies, powers and elections of the Landlord, as provided in this lease or created by law, are cumulative, and none of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers or elections as are now or may hereafter be conferred upon the Landlord by law.

          SIXTEENTH: Representations as to Premises. Certificate of Occupancy and Use. (a) The Tenant represents to the Landlord that the Tenant has made, or caused to be made, a careful inspection of the premises and that the Tenant has made an examination of the building and that the area and present condition of the premises are in all respects satisfactory to the Tenant, except as may herein otherwise be expressly stated in the Work Letter attached to this lease and in Article TWENTY-SEVENTH hereof. The Tenant acknowledges that no representations or promises have been made by the Landlord or the Landlord's agents with respect to the premises or the building or the certificate of occupancy thereof, except as in this lease set forth. The statements contained in this lease regarding the use of the premises by the Tenant shall not be deemed a representation or warranty by the Landlord that such use is lawful or permitted by the certificate of occupancy of the building.

          (b) The Tenant shall immediately discontinue any use of the demised premises, which may, at any time, be claimed or declared by the City or State of New York or other governmental authority to be in violation of or contrary to the certificate of occupancy of the building, or by reason of which any attempts may be made to penalize the Landlord or require the Landlord to secure any certificate of occupancy other than the one now issued for the building.

          (c) The Landlord has applied for an amendment to the existing Certificate of Occupancy for the building (the "Certificate of Occupancy") covering the premises and agrees to use all reasonable commercial efforts to obtain an amendment to the Certificate of Occupancy applicable to the premises to permit the premises to be used for office purposes. It is understood and agreed that in the event that the Landlord fails to obtain an amendment to the Certificate of Occupancy providing that the premises may be used for offices, then the Tenant shall have the right, in the circumstances set forth below (but in no other circumstances), to terminate and cancel this lease upon not less than thirty (30) days prior written notice:

               (i) if the City of New York or an agency thereof either commences, or notifies the Tenant in writing that it intends to commence, a court proceeding seeking to impose criminal sanctions against the Tenant because of its occupancy of the premises;

               (ii) if the City of New York or any agency thereof either commences, or notifies the Tenant in writing that it intends to commence, a court proceeding seeking to fine or assess a monetary penalty against a Tenant because of its occupancy of the premises, unless the Landlord agrees in writing to indemnify and hold the Tenant harmless from and against any such fine or penalty; or

               (iii) if the City of New York or any agency thereof obtains a judgment in the Supreme Court of the State of New York (or in any other court with jurisdiction) preventing (or takes other action actually preventing) the Tenant from utilizing the premises for offices or evicting the Tenant from the premises.

          SEVENTEENTH: Limitation of Landlord's Liability. (a) The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction, rescission, or otherwise, and the Landlord shall be exempt from all liability, except for injuries to the Tenant's person or property which are due to the negligence of the Landlord, its agents, servants or employees in the management of the premises or the real property of which the demised premises are a part, for or on account of any annoyance, inconvenience, interference with business, or other damage, caused by: (i) any interruption, malfunction or curtailment of the operation of the elevator service, heating plant, sprinkler system, gas, water, sewer or steam supply, plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in the building, whether such interruption, malfunction or curtailment be due to breakdowns, or repairs, or strikes or inability to obtain electricity, fuel or water due to any such cause or any other cause beyond the Landlord's control;
     (ii) any work of repair or restoration done by or on behalf of the Landlord or the Tenant, pursuant to the provisions of this lease; (iii) any water, rain, snow, steam, gas, electricity or other element, which may enter, flow from or into the premises or any part of the building, or any noise or vibration audible in, or transmitted to the premises; (iv) any vermin; (v) any falling paint, plaster or cement; (vi) any interference with light or with other easements or incorporeal hereditaments; (vii) any latent defect or deterioration in the building or the appurtenances thereof, whether or not the Landlord shall have been notified of any condition allegedly causing same; (viii) any zoning ordinance or other acts of governmental or public authority now or hereafter in force; and (ix) any act or omission of any other occupant of the building or other person temporarily therein. The Tenant will not hold the Landlord liable for any loss or theft of, or damage to, any property in the premises done or caused by any employee, servant, or agent of the Landlord who is invited into the premises by the Tenant, nor for the loss, damage or theft of any property stored or left in the basement or in any other part of the building, which is not enclosed within the premises or of any property left with any employee of the Landlord, notwithstanding such theft, loss or damage may occur through carelessness or negligence of the Landlord's employees; and the Tenant agrees that any employee in entering the premises at the invitation of the

     Tenant or accepting custody of property shall be then deemed agent of the Tenant or other person at whose instance he may be acting, and not agent of the Landlord. Employees are not permitted to receive or accept packages or property for account of Tenants. Storerooms or storage space for personal property (if provided) are provided gratuitously by the Landlord, and the use of same shall be at the Tenant's risk and the Tenant will not hold the Landlord liable for any loss of or damage to person or property therein or thereby. Nothing in this lease contained shall impose any obligation upon the Landlord with respect to any real property other than the building, whether said other real property be owned by the Landlord or otherwise, or shall in any way limit the Landlord's right to build upon or otherwise use said other real property in such manner as the Landlord may see fit. The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction or rescission, and the Landlord shall have no liability by reason of the Landlord's failure to enforce the provisions of the lease to any other tenant against such other tenant. Notwithstanding anything herein to the contrary, no partner, officer, agent or employee of Landlord shall be liable for Landlord's obligations under this lease and Tenant shall not look to any other property or assets of the Landlord or the property or assets of any partner, officer, agent or employee of Landlord in seeking to enforce landlord's obligations under this lease or to satisfy a judgment for Landlord's failure to perform such obligations.

          (b) Any right and authority reserved by and granted to the Landlord under this lease, to enter upon and make repairs in the premises shall not be taken as obligating the Landlord to inspect and to repair the premises and the Landlord hereby assumes no responsibility or liability for the care, inspection, maintenance, supervision, alteration or repair of the premises, except as herein specifically provided. The Tenant assumes possession and control of the premises and exclusively the whole duty of care and repair thereof, except as herein specifically provided, and the duty of care, if any, owed by the Tenant to persons on the sidewalk and in the corridors of the building.

          EIGHTEENTH: Indemnity by Tenant. The Tenant hereby indemnifies and agrees forever to save harmless the Landlord against any and all liabilities, penalties, claims, damages, expenses (including attorneys, and counsel fees and disbursements) or judgments, arising from injury to person or property of any kind, to the extent occasioned by the Tenant's failure to perform or abide by any of the covenants of this lease or the negligent or wilful misconduct of the Tenant or Tenant's employees, customers, agents, contractors, licensees, visitors, assigns or under-tenants of the Tenant, or to the extent based on any matter or thing growing out of the Tenant's use or occupation of the premises or any part of the building.

          NINETEENTH: Insolvency. If, at any time after the execution and delivery of this lease, the Tenant shall be adjudicated a bankrupt, or if the Tenant shall make any assignment for the benefit of creditors, or attempt to take the benefit of any insolvency law, or if a petition or answer to reorganize the Tenant shall be approved by any court or judge, or if a petition or answer for a composition or extension shall be filed by the Tenant, or if a receiver or trustee shall be appointed for the Tenant's property, or if the Tenant's interest in this lease shall be attached or levied upon or shall devolve upon or pass to any party other than the Tenant (whether such event occurs prior or subsequent to the commencement of the term or Tenant's entry into possession) such event shall be conclusively deemed a default hereunder, and the Landlord shall have the right to terminate this lease in the manner hereinafter provided, as if such event were a breach by the Tenant of one of the covenants of this lease. In the event of such termination, the Tenant or any person claiming under, by or through the Tenant, by virtue of any statute or of any order of any court, shall not be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender same. Exclusive of and in addition to any other rights or remedies the Landlord may have through any other portion or provision of this lease or by virtue of any rule of law or statute, said Landlord may keep and retain, as liquidated damages, any rent, security, deposit or other moneys or consideration received by the Landlord from the Tenant, or others on behalf of the Tenant. Also, in the event of termination of this lease as aforesaid, the Landlord shall be entitled, as and for liquidated damages from the Tenant for breach of the unexpired term of this lease, to an amount equal to the difference between the rental value of the remainder of the term at the time of termination and the actual rent reserved, both discounted to present worth at the rate of twelve percent (12%) per annum. If at any time within a reasonable period following the date of the termination of the lease, as aforesaid, the premises should be re-rented by the Landlord, the rent realized by any reletting shall be deemed prima facie evidence of the rental value. In the event of the occurrence of any of the above-mentioned events of default occasioned solely through the invocation by the Tenant or by third parties of the laws of the State of New York, judicial or statutory, as distinguished from the invocation of Federal laws relating to bankruptcy, reorganization, or otherwise, the Landlord, in addition to the foregoing, may accelerate the full amount of rent reserved for the remainder of the lease, and the same shall forthwith become due and payable to the Landlord. Nothing herein provided shall be deemed to prevent or restrict the Landlord from proving and receiving as liquidated damages herein the maximum permitted by any rule of law or statute prevailing when such damages are to be proved, whether they be greater or less than those referred to above.

          TWENTIETH: (a) Remedies of the Landlord on Default: Performance by the Landlord. If the Tenant shall default in the full and due performance of any covenant of this lease, the Landlord shall have the right, upon thirty
     (30) days' notice to the Tenant (unless a shorter period of notice or provision for the performance of such work without notice is elsewhere established in this lease), to perform the same for the account of the Tenant, and in such event all workmen employed by the Landlord shall be deemed the agents of the Tenant, and any reasonable payment made, and expense incurred, by the Landlord in this connection, shall forthwith become due and payable by the Tenant to the Landlord with interest thereon at a rate of twelve per centum (12%) per annum. If the Landlord incurs any expenses, including reasonable attorneys, fees and disbursements in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of the Tenant hereunder, the sum or sums so incurred by the Landlord with all interest, costs and damages, shall be deemed immediately due to the Landlord upon demand. Any and all sums payable by the Tenant to the Landlord shall bear interest at the rate of twelve per centum (12%) per annum from the due date to the date of actual payment, and any and all such sums (except the rent hereinabove expressly reserved) shall be deemed to be additional rent for the period prior to such due date, and the Landlord shall have the same remedies for default in the payment of such additional rent as for default in the payment of the rent expressly reserved.

          (b) Performance by the Landlord Not an Exclusive RemedY. In the event that under the provisions of this lease the Landlord shall have the privilege of performing any covenant in respect of which the Tenant may be in default and of recovering the expenses so involved from the Tenant as additional rent or otherwise, such remedy shall not be the exclusive remedy of the Landlord but the Landlord may, at its option, treat such default as a breach of a substantial obligation of this lease and shall have all the other remedies in respect thereof provided in this or any other Article of this lease.

          (c) Dispossess Termination of Lease. If at any time prior to or during the term of this lease, one or more of the following events occurs:

               (i) if Tenant shall default in the payment of fixed rent or in the payment of any additional rent, as and when due, and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default; or

               (ii) if Tenant shall default in the observance or performance of its obligations under any term, covenant or provision of this lease (other than the covenants for the payment of fixed rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30)

          days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

               (iii) if any of the events specified in the Article of this lease numbered NINETEENTH and headed "Insolvency" shall occur; or

               (iv) if Tenant shall desert or abandon the premises; or

               (v) if Tenant shall default in its obligations (after expiration of all applicable grace periods) under that certain loan agreement, dated as of the date hereof, between Tenant, as borrower, and Landlord (the "Loan Agreement") or any note evidencing any amounts payable by Tenant to Landlord pursuant to the Loan Agreement or other agreements between the parties (individually, a "Note" and collectively, the "Notes"), then, upon such occurrence, Landlord, at any time thereafter, at Landlord's option, may give to Tenant ten (10) days' notice of its intention to terminate this lease, and, in such event, on the tenth day following the giving of such notice this lease and the term hereby granted shall terminate and expire as fully and completely as if that day were the date herein expressly fixed for the expiration of the term, and the Tenant shall thereupon quit and surrender the premises into the possession of the Landlord, but the Tenant shall nevertheless remain liable for deficiency in future rent and for any other defaults hereunder, as hereinafter provided.

          Notwithstanding any other provisions herein, if the Tenant shall default in the payment of the rent, or any additional rent herein mentioned, or of any part of either, or if this lease shall be terminated by the ten (10) day notice above provided for, the Landlord may immediately, or at any time thereafter, re-enter the premises and remove all persons and property therefrom, either by summary dispossess proceeding, or by any suitable action or proceeding at law, or by force, or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy the premises, together with all additions, alterations, installations and improvements, and no entry by the Landlord shall be deemed an acceptance of surrender. Upon any such re-entry, the Landlord may re-let the premises or any part or parts thereof, and for such term or terms as to the Landlord may seem wise, even though the same extend beyond the date herein expressly fixed for the expiration of the term. Any such re-letting shall, at the Landlord's option, be either for the Landlord's own account, or as the agent for the Tenant. If the Landlord shall re-let as the agent of the Tenant, the Landlord shall receive the rents and apply the same, first, to the payment of all expenses which the Landlord shall have incurred by reason of the Tenant's default and in connection with such re-entry and re-letting, including, but not by way of limitation, legal expenses, brokers' commissions, and the cost of reasonable repairs, redecoration and alterations, and, secondly, to the fulfillment of the covenants of the Tenant herein contained, and the surplus, if any, existing at the date herein expressly fixed for the expiration of the term, shall be paid to the Tenant, but the Tenant shall be entitled to no such payment until said date. So long as the premises, or any part thereof, shall not be re-let, or shall be re-let by the Landlord as the agent of the Tenant, the Tenant shall remain liable for the full and due performance of all the covenants of this lease, and the Tenant hereby agrees to pay to the Landlord, as damages for any default hereunder, until the date herein expressly fixed for the expiration of the term, the equivalent of the amount of all the rent and additional rent reserved herein, less the net avails of re-letting, as hereinbefore defined, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of the said rent days the Tenant shall pay to the Landlord the amount of deficiency then existing, and shall not be entitled to withhold any such payment until the date herein expressly fixed for the expiration of the term. The liability of the Tenant shall survive the issuance of a final order and warrant of dispossess, and re-entry by the Landlord, and any other termination of this lease for default of the Tenant, and the granting by the Landlord of a new lease of the premises to another tenant, and the Tenant hereby waives any defense which might be predicated upon any of said acts or events.

          The Tenant hereby expressly waives (i) any and all right co regain possession of said premises or to reinstate or redeem this lease as provided by the Real Property Actions & Proceedings Law (and as said law may be amended), or any such right which is or may be given by any other statute, law or decision now or hereafter in force; (ii) the service of any notice demanding rent or stating an intention to re-enter; or any similar right which is or may be given by any statute, law or decision now or hereafter in force; (iii) any and all rights of redemption and all other rights to regain possession or to reinstate this lease (in case the Tenant shall be dispossessed or ejected by, or pursuant to judgment, order, execution or warrant of any court or judge). Except as provided in Section 259-c of the Real Property Law with respect to an action for personal injury or property damage between the parties hereto, the Tenant waives and will waive all right to trial by jury in any summary proceedings and in any other proceeding or action at law hereafter instituted by the Landlord against the Tenant in respect of this lease, and also in any action or proceeding between the parties hereto for any cause; and it is hereby agreed, that in any of such events, the matter in dispute shall be tried before a judge without a jury. In the event the Landlord shall commence any action or summary proceeding for nonpayment of rent or other breach of covenant or condition, the Tenant hereby agrees not to interpose any counterclaim for whatever nature or description in any such action or proceeding. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

          TWENTY-FIRST: Surrender at Expiration. Upon the expiration of the term of this lease or in the event of termination by reason of casualty or condemnation, the Tenant shall quit and surrender the demised premises, together with any fixtures, equipment or appurtenances installed in the premises at the commencement of this lease, and any alterations, decorations, additions and improvements which are not to be removed in compliance with the provisions of Article FOURTH hereof, to the Landlord, broom clean, in good order and condition, ordinary wear excepted. If the last day of the term of this lease falls on Sunday, this lease shall expire on the business day immediately preceding. The Tenant's obligation to observe and perform this covenant shall survive the expiration or other termination of the term of this lease.

          TWENTY-SECOND: Tenant's Deposit. (a) Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of Three Hundred Thousand Dollars ($300,000) to secure the faithful performance by the Tenant of all the terms, conditions, covenants and agreements of this lease, and to make good to the Landlord any damage which it may sustain by reason of any act or omission of the Tenant (such $300,000 or other amount from time to time on hand with the Landlord, hereafter the "Deposit"). If, during the term of this lease, the Landlord shall sell, exchange or lease the entire building, subject to this lease, or, being the lessee thereof, shall assign its Lease, the Landlord shall have the right to pay or transfer the said Deposit to such grantee, lessee, or assignee, as the case may be, and, in such event, upon notice of such transfer to Tenant, the Landlord shall be released from all responsibility and liability in connection therewith, and the

     Tenant will look solely to said grantee, lessee, or assignee for its return. If the Deposit is in cash, it shall be deposited with a bank or trust company, savings bank or savings and loan association and the Landlord shall advise the Tenant of the name and address thereof. The Tenant shall not be entitled to the payment of any interest earned upon such Deposit unless earned and any interest earned shall be added to the Deposit and Landlord shall have the right to deduct from such Deposit an amount equal to 1% of the Deposit, which 1% shall be payable to Landlord to defray the cost of administering such Deposit. The Tenant's interest in said Deposit shall not be assigned or encumbered without the written consent of the Landlord, and within thirty (30) days after the expiration (or termination pursuant to paragraph (c) of Article SIXTEENTH) of the term, the amount of said Deposit shall be repaid to the Tenant, less any proper charges against the same, as hereinabove or hereinafter provided. If the Tenant shall fail to make any payment of rent or of additional rent or of any other payment due from the Tenant to the Landlord under this lease beyond all applicable grace periods, or if the Landlord shall be damaged by any act or omission of the Tenant which is a default hereunder for something other than the non-payment of rent, additional rent or other amounts and such default is not cured (or diligent efforts to cure such default not begun) within thirty (30) days, the Landlord may, at its option, apply such portion of the Deposit as may be adequate to cure such default or to make good such damage, including, but not by way of limitation, interest, reasonable costs, fees and other expenses, paid or incurred by the Landlord, but excluding any amount which might be due as the result of the acceleration of future rent payable hereunder or the acceleration of the Notes and thereafter such portion so applied shall be free from any claim by the Tenant for its return. If the Landlord shall re-enter, pursuant to the provisions of this lease (other than in the event of insolvency in which event the provisions of Article NINETEENTH of the lease shall apply), and shall re-let the premises for its own account, the entire Deposit shall immediately be and become the absolute property of the Landlord, as fixed, liquidated and agreed damages, and not as a penalty, it being impossible in such event to ascertain the exact amount of the damage which the Landlord may thus sustain, but unless the Landlord shall so re-let the premises for its own account, the Landlord shall continue to hold the Deposit, as security for the performance of the Tenant's obligations, until the date herein expressly fixed for the expiration of the term, and apply the same from time to time to the unpaid obligations of the Tenant, under the same terms and conditions as if the said lease were still in full force and effect. No termination of this lease or re-entry by the Landlord for default of the Tenant shall entitle the Tenant to the return of any part of the Deposit, nor shall the retention of such Deposit, after such re-entry, impair or otherwise affect the Tenant's liability to the Landlord during the balance of the term originally provided for. If, at any time, the Deposit shall be diminished below the amounts required by this paragraph (a) or paragraph (c) of this Article TWENTY-SECOND, as applicable, by reason of the Landlord's having applied any part thereof in accordance with the provisions of this paragraph, the Tenant shall pay over to the Landlord, upon demand, the equivalent of such decrease, to be added to the Deposit and to be held and applied in accordance with the provisions of this paragraph.

          (b) In lieu of delivering cash as the Deposit, the Tenant may deliver to Landlord an unconditional, irrevocable, letter of credit (the "Letter of Credit") issued by a New York Clearing House bank and having a term expiring no earlier than October 31, 1997 and in substance satisfactory to the Landlord, which Letter of Credit is to be held by Landlord in accordance with the terms described in paragraph (a) above. In the event that the Landlord receives notice from the Bank or Tenant that the Letter of Credit is not being renewed or in the event that Tenant has not delivered a replacement Deposit or a similar Letter of Credit to Landlord by ten (10) days before the expiration of the Letter of Credit, then Landlord shall be entitled to present the Letter of

     Credit for immediate payment of the then potential amount available pursuant to the Letter of Credit, and such amount of the Letter of Credit shall become the Deposit hereunder and shall be held, applied and returned by Landlord in accordance with the terms provided by the Lease for the holding, application and return of the Deposit. If the Letter of Credit is not being renewed but Tenant does deliver a replacement Deposit or a similar Letter of Credit by ten (10) days before expiration of the Letter of Credit, then Landlord shall not thereafter be entitled to present the expiring Letter of Credit for payment of any amounts.

          (c) In the event that (i) Tenant delivers to the Landlord a financial statement (signed by the Tenant's President and Chief Financial Officer) which shows that the Tenant's net worth as of the date in question is not less than One Million Two Hundred Thousand ($1,200,000.00) Dollars, and
     (ii) the Landlord has not previously drawn on any Letter of Credit in connection with a failure by the Tenant to pay rent hereunder or pay any amounts due on the Notes, then the aggregate amount of the Deposit and Letter of Credit may be reduced on November 1, 1997 to $200,000 and further reduced on November 1, 1998 to $132,000. In such event, the Tenant shall be entitled to deliver to the bank issuing the Letter of Credit (if any) a document, certified by Tenant's President and Chief Financial Officer, which states that (x) Tenant's net worth as of the date in question is no less than One Million Two Hundred Thousand ($1,200,000.00) Dollars and (y) the Landlord has not previously drawn on the Letter of Credit in connection with a failure by the Tenant to pay rent hereunder or pay any amounts due on the Notes, and the amount of any Letter of Credit shall thereupon automatically be reduced to $200,000 on November 1, 1997 and $132,000 on November 1, 1998.

          (d) At Tenant's request, any cash or cash equivalent held by Landlord as part of the Deposit, which is in excess of that required to be held by Landlord pursuant to paragraph (c) or this paragraph (d) and which has not been or is not in the process of being applied pursuant to the provisions of paragraph (a) of this Article TWENTY-SECOND, shall be returned promptly to Tenant. If Landlord is holding a letter of credit as part of the Deposit and provided Landlord has not presented for payment such letter of credit, upon delivery of a substitute letter of credit in the appropriate amount and which otherwise satisfies the requirements of paragraph (b) of this Article, the Landlord shall deliver to Tenant the letter of credit being replaced.

          TWENTY-THIRD: Building Services. (a) Except on Saturdays and Sundays, and on holidays recognized as legal holidays by State or Federal Government, the Landlord shall furnish, between the hours of eight a.m. and six p.m., elevator service with elevators now in the building, and during the cold season (October 15th through April 15th), sufficient heat to heat the premises. The Landlord may suspend any such services, if it should become necessary so to do, at any time. The Landlord shall restore such suspended service promptly, making due allowance for labor troubles, acts of God, or any cause beyond the Landlord's control.

          (b) In addition to the elevator service described in (a) above, the Landlord will maintain in service and available for the use of the Tenant, one passenger elevator at all times on all days of the week, including Saturdays, Sundays and the legal holidays referred to in paragraph (a) above. In the event that the Tenant requires freight elevator service, or heat on Saturdays, Sundays or any legal holiday referred to in paragraph
     (a) above, or during hours in addition to those prescribed under (a) above, the Landlord will furnish the additional elevator service or heat or both, as the case may be, upon notice of the Tenant's need therefor. Such notice may be written or oral and shall be given as long a time as practicable prior to the time when the additional heat or freight elevator service is required. The Tenant will pay for any additional freight elevator service and heat furnished after the hours prescribed in (a) above at the respective prevailing rates per hour as established from time to time by the Landlord for such services at the building or in the buildings of the Landlord generally, for each hour during which the additional service is supplied. All charges for additional freight elevator service and heat shall be payable when billed and in the event of default of payment therefor, Landlord may refuse further service and the amount unpaid (plus interest thereon at the rate of twelve per centum (12%) per annum) shall be deemed additional rent for which the Landlord shall have all the remedies for collection herein specified with respect to rent. The failure on the part of the Landlord to furnish such additional elevator service or heat, if due to breakdowns, repairs, maintenance, strikes, or other causes beyond the control of the Landlord, shall involve no liability on the part of the Landlord nor shall it constitute an eviction. Notwithstanding any other provision in this Article TWENTY-THIRD, during the construction of the Improvements pursuant to Article TWENTY-SEVENTH of this lease and during the period that Tenant is moving into the demised premises, Landlord shall furnish freight elevator service to Tenant between the hours of eight a.m. and six p.m., without charge; in the event Tenant requires such freight elevator service at other times, Tenant shall give Landlord notice of such requirement as above provided and Tenant will pay for such additional freight elevator service at the prevailing rates per hour, as established from time to time by the Landlord, for each hour during which the additional service is provided during such period.

          (c) The Landlord shall furnish the cleaning services referred to in Schedule A to this lease, such cleaning to be done after five-thirty p.m. and prior to eight a.m. Tenant shall keep all windows on the premises clean in accordance with all of Landlord's Rules and Regulations, and Landlord shall have no obligation to keep the interior or exterior of such windows clean.

          (d) The main entry to the building shall be open and staffed by a doorman, security guard or other employee or agent of the Landlord from 8:00 a.m. to 7:30 p.m. on business days. At all other times the Tenant and its employees and their invitees shall have access to the building at any time and without notice to the Landlord by ringing a security bell provided for after hours service and properly identifying themselves (by building passes or such other security arrangement as the Landlord shall institute) to the building staff at that time.

          TWENTY-FOURTH: Water; HVAC. (a) The Landlord shall furnish cold water for ordinary lavatory use so long as the premises are used only for office uses. The Tenant will, at its own expense, heat the cold water supplied by the Landlord in order to furnish hot water for lavatory or office uses. In order to permit the Tenant to heat water for lavatory or office use, the

     Landlord will provide, at Landlord's expense, one electric "instantaneous" water heater, which shall be repaired and, if necessary, replaced by the Landlord. The Tenant will pay the cost of any electricity utilized in heating water. In the event that the Tenant shall use water for any industrial purpose or any purpose other than usual lavatory purposes, the Tenant shall, at its own expense, install a meter or meters for the measurement of the quantity of water thus consumed and keep the same in good working order and the Tenant will pay for the water so shown to have been used. All payments for water shall be due when billed to the Tenant. In the event that the Tenant defaults in the payment for any water, the amount not paid shall forthwith be payable as additional rent and the Landlord may also, without incurring any liability or disability thereby or constituting a constructive eviction, discontinue the Tenant's supply of water.

          (b) The Tenant shall pay all electric costs incurred in the operation of all air conditioning equipment in the premises, in accordance with Article EIGHTH of this Lease; furthermore, Tenant, at its cost and expense, shall be responsible for maintaining all service contracts on such equipment and for the maintenance and repair of the air conditioning system, including without limitation, all duct work and dampers; provided, however, repair is covered by warranty held by the Landlord, the Landlord will make the benefits of such warranty available to the Tenant.

          TWENTY-FIFTH: Work to be Done by Landlord. The Landlord shall not be required to furnish any work or materials to the premises, except as expressly provided in (i) paragraph (a) of Article THIRD and (ii) the Work Sheet attached as Exhibit "H" to this Lease. In case the Landlord is prevented from making any repairs, improvements, decorations or alterations, installing any fixtures or articles of equipment, furnishing any services or performing any other covenant herein contained to be performed on the Landlord's part, due to the Landlord's inability to obtain, or difficulty in obtaining, labor or materials necessary therefor, or due to any governmental rules and regulations relating to the priority of national defense requirements, or due to labor troubles, or due to any other cause beyond the Landlord's control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor except as expressly otherwise provided in Article FOURTEENTH hereof (in respect of damage to the premises due to fire), shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the premises. Upon substantial completion of the Landlord's work, Landlord shall tender possession of the premises to Tenant.

          TWENTY-SIXTH: Real Estate Taxes. Operating Expense and Fuel Oil Escalations.


          (a) Real Estate Taxes Escalation. In order to adjust, during the term of this lease, for increases in the expenses of the Landlord for Real Estate Taxes, the Tenant, commencing on (i) December 1, 1995 with respect to the Initial Premises (as defined in paragraph (c)(9) of this Article) and (ii) December 1, 1998 with respect to the Additional Fourth Floor Premises, and in each year thereafter, shall pay to the Landlord, as additional rent, the Tenant's Proportionate Share of any Increase in such Real Estate Taxes, all in accordance with paragraphs (c) through (g) below.

          (b) Operating Expenses Escalation. In order to adjust, during the term of this lease, for increases in the expenses of the Landlord in operating the building, the Tenant shall pay to Landlord, as additional rent, commencing on (i) December 1, 1995 with respect to the Initial Premises and
     (ii) December 1, 1998 with respect to the Additional Fourth Floor Premises, and in each year thereafter, the amount stated opposite the appropriate year in Exhibit F, attached hereto and made a part hereof (the "Operating Expense Payment"), all in accordance with paragraphs (c) through (g) below.

          (c) Definitions. As used in this Article the following capitalized words or expressions shall have the meaning ascribed to them below:

          1. "Real Estate Taxes" shall mean and include all expenditures of the Landlord for taxes or assessments payable by the Landlord, as finally determined, upon or with respect to the building and the land upon which it is located, imposed by Federal, State or local government (plus all expenditures for fees and expenses incurred in the course of obtaining a reduction in any tentative assessed valuation), but shall not include income, franchise, inheritance or capital stock or like taxes.

          2. "Increase in Real Estate Taxes" shall mean the amount by which Real Estate Taxes in any Subsequent Year, exceed Real Estate Taxes assessed for the year commencing July 1, 1994 and ending June 30, 1995.

          3. "Projected Real Estate Taxes" shall mean the Landlord's reasonable estimate of Real Estate Taxes for the particular subsequent year.

          4. "Comparative Statement" shall mean a statement, in writing signed by the Landlord or, on its behalf by an officer of any corporation acting as its managing agent, showing (i) a comparison of (a) Real Estate Taxes for the Base Year with (b) Projected Real Estate Taxes for the upcoming Subsequent Year, (ii) if the Tenant paid additional rent pursuant to this Article with respect to the immediately preceding Subsequent Year as a result of Increase in Real Estate Taxes, any adjustment necessitated by a variance between Projected Real Estate Taxes for such immediately preceding Subsequent Year (as shown in the last Comparative Statement) and the actual Real Estate Taxes for such immediately preceding Subsequent Year (as shown in the current Comparative Statement), (iii) the Operating Expense Payment for the 12-month period beginning on the November 1st in question and (iv) the Fuel Oil Escalation for the 12-month period beginning on the November

     1st in question. At the request of the Tenant, the Comparative Statement shall be accompanied by a copy of the most recent statement for real estate taxes for the premises received by Landlord from the City of New York.

          5. "Base Year" shall mean the period of July 1, 1994 to June 30, 1995.

          6. "Tenant's Proportionate Share" shall mean the percentage obtained by dividing the number of Rentable Square Feet of Area of the premises by the total number of Rentable Square Feet of Area in the entire building, that is, (i) for the period December 1, 1995 through November 30, 1997,
     0.1197 (as such figure may be increased to reflect the Tenant's occupancy of any Additional Fourth Floor Premises prior to December 1, 1997, as contemplated by Article Thirty-Second hereof), and (ii) for the period December 1, 1997 through December 31, 2009, 0.1378.

          7. "Rentable Square Feet of Area" shall mean, as to ground floor space, the number of net square feet of the area thereof and, as to all floors above the ground floor, shall mean the number of rentable feet of the area thereof.

          8. "Subsequent Year" shall mean each calendar year during the term of this lease commencing with the year beginning January 1, 1995.

          9. "Initial Premises" shall mean the portion of the premises indicated on Exhibits "A", "C" and "D" hereto.

          10. "Additional Fourth Floor Premises" shall mean the portion of the premises indicated on Exhibit "B" hereto.

          (d) Statements for the Tenant. Prior to November 1, 1995, and on or before that day in each Subsequent Year, the Landlord will furnish a Comparative Statement to the Tenant. The failure of the Landlord to furnish a Comparative Statement shall be without prejudice to the right of the Landlord to furnish a Comparative Statement at any time in the future.

          Every Comparative Statement Furnished by the Landlord pursuant to this Article shall be conclusive and binding upon Tenant unless (i) within thirty (30) days after the receipt of such Comparative Statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which such Comparative Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with such Comparative Statement and such payment shall be without prejudice to Tenant's position and to the Tenant's rights to a refund of any overpayment. If the dispute shall be determined in Tenant's favor, Landlord shall within five (5) business days after Landlord's receipt of the notice of such determination, pay Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with such Comparative Statement.

          (e) Computation of Increases in Rent Payable by Tenant. When the Landlord shall furnish the Tenant with any Comparative Statement in accordance with this Article which shall show an Increase in Projected Real Estate Taxes and/or a Fuel Oil Escalation, if any, then commencing on December 1, of the year in question, in addition to the increase in rent attributable to the Operating Expense Payment for the 12-month period then commencing, the rent payable under the lease shall be increased by the Tenant's Proportionate Share of the increase in the Projected Real Estate Taxes and the Fuel Oil Escalation. Such increases shall be payable (with payment on account of such increases) as follows: on the first day for the payment of rent under this lease following the receipt of the Comparative Statement, the Tenant shall pay to the Landlord the sum equal to (1) the aggregate of one-twelfth of the Tenant's Proportionate Share of the increase in Projected Real Estate Taxes, (plus or minus, as the case may be), (2) any adjustment necessitated by a variance between (x) the Projected Real Estate Taxes for such immediately preceding Subsequent Year and (y) the actual Real Estate Taxes for such immediately preceding Subsequent Year, plus (3) one-twelfth of the Tenant's Operating Expenses Payment for the 12-month period then commencing plus (4) one-twelfth of the Fuel Oil Escalation for the 12-month period then ended. Until a different Comparative Statement shall be submitted as above provided, the monthly installments or rent payable under this lease due to an Increase in Projected Real Estate Taxes and Fuel Oil Escalation shall continue to be increased by such amount; however, notwithstanding any other provision herein, the failure of the Landlord to submit a Comparative Statement in any Subsequent Year shall not affect the amounts payable by Tenant as Operating Expense Payment in such Subsequent Year.

          With respect to the Comparative Statement furnished to the Tenant in the Subsequent Year following the year in which the term of this lease terminates, if such Comparative Statement shall indicate an adjustment necessitated by a variance of the type referred to in clauses (x) and (y) in the immediately preceding paragraph, then the Tenant shall promptly pay to the Landlord, or the Landlord promptly shall pay to the Tenant, as the case may be, the amount of any such adjustment as indicated in such Comparative Statement.

          (f) Inspection of Books. The Tenant or its authorized representative shall have a right to examine the books of the Landlord showing the Real Estate Taxes and Fuel Oil Escalations with respect to the building during regular business hours for the purpose of verifying the information set forth in any Comparative Statement relating to any Increase in Real Estate Taxes and Fuel Oil Escalation shown in such Comparative Statement; provided that a written request for such inspection is made by the Tenant within 120 days of the receipt of any such Comparative Statement.

          (g) Decreases in Real Estate Taxes or Fuel Oil Costs. In no event shall any decrease in the Real Estate Taxes or fuel oil costs in any way reduce the fixed rent payable by the Tenant under this lease, except to the extent to which a decrease in Real Estate Taxes shall result in a decrease in the additional rent payable pursuant to paragraph (a) of this Article; provided, however, that no decrease in Real Estate Taxes or fuel oil costs shall in any way reduce any additional rent payable on account of any Operating Expense Payment.

          (h) Fuel Oil Escalation. In the event that in any 12 month period commencing on October 1, and ending on September 30 (a "Fuel Oil Year") the average tank wagon delivery price for fuel oil (expressed in cents per gallon) of the grade utilized in the oil burners installed in the building, as cited in the Amerada Hess Schedule for New York City as published in "The Journal of

     Commerce" (or, if such schedule is no longer available, such similar published schedule as the Landlord shall deem reasonably appropriate) (hereinafter called the "Adjusted Fuel Cost") exceeds the Base Fuel Cost (hereafter defined), then commencing on the next December 1, the Tenant shall pay to the Landlord, in the manner herein provided, as additional rent, the amount (the "Fuel Oil Escalation") obtained by multiplying (x) the product obtained by multiplying (i) the Base Fuel Cost by (ii) the total amount of fuel oil used for the building during the preceding Fuel Oil Year to September 30, 1994 by (y) a fraction, the numerator of which shall be (i) the Adjusted Fuel Cost, less (ii) the Base Fuel Cost, and the denominator of which shall be the Base Fuel Cost, and by (z) the Tenant's Proportionate Share. Payment of any Fuel Oil Escalation shall be made in accordance with paragraph (e) of this Article TWENTY-SIXTH. As used in this paragraph (h) the term "Base Fuel Cost" shall mean the average cost (expressed in cents per gallon) for fuel oil in November, 1994, as cited in the Amerada Hess Schedule for New York City as published in "The Journal of Commerce" (or, if such schedule is no longer available, such similar published schedule as the Landlord shall deem reasonably appropriate).

          If the Landlord changes the grade or type of fuel oil presently used in the building and such change results in an inequity to either the Landlord or the Tenant, then the appropriate adjustment will be made to the foregoing. Appropriate adjustments will also be made to prorate any amount payable hereunder with respect to the first and last years of the term of this lease.

          (i) Notwithstanding any other provision herein, in no event shall the amount payable by Tenant in any Subsequent Year for Fuel Oil Escalation and Operating Expense Payment exceed 5% of the fixed rent payable in such Subsequent Year.

          TWENTY-SEVENTH: Construction of Office Improvements. It is agreed that the Tenant will arrange for the modification and improvement of the premises to make them suitable for office use, and that the Landlord will pay the cost thereof up to a maximum of $847,000, of which $749,087 may be utilized at any time and $97,913 may only be utilized after the earlier of
     (i) November 1, 1997 or (ii) the date specified in any notice from the Tenant pursuant to Article THIRTY-SECOND as the date on which the Tenant's lease term with respect to the Additional Fourth Floor Premises will commence; all in accordance with, and subject to the limitations set forth in subparagraphs (a) through (e) below:

          (a) The Tenant will select an architect to design office installation improvements for the premises (the "Improvements"). The Improvements shall not include any furniture, or telephone, computer or other office systems or equipment.

          (b) As soon as possible, but in all events within four weeks after the execution and delivery of this lease, the Tenant shall submit to the Landlord for Landlord's review and approval, complete and final plans and specifications (including all necessary mechanical, electrical, engineering and working drawings) (the "Final Plans") for the Improvements to the Landlord and such plans and specifications shall be sufficient (i) to comply with all applicable rules, regulations and requirements of any governmental authority having jurisdiction over the building, (ii) to permit Tenant to apply for and obtain all necessary permits, licenses and approvals necessary in connection with the Improvements, and (iii) to permit the contractor to commence and complete the work relating to the Improvements. The Landlord will review and approve or comment on any plans and specifications submitted by the Tenant within fifteen (15) days of receipt thereof. As soon as practical following any comment by the Landlord, the Tenant shall submit to the Landlord for approval revised plans and specifications for the Improvements, sufficient to meet the requirements in clauses (i) through (iii) above (such plans, as finally approved by the Landlord, shall be initialed by the Landlord and the Tenant, and are hereinafter referred to as the "Final Plans"). The Tenant agrees to reimburse the Landlord for its reasonable fees and expenses for reviewing any preliminary plans and specifications, as well as the Final Plans.

          (c) All professional fees (including those for architectural and design costs and appraisals) and the cost of all permits, licenses and approvals required in connection with the construction and installation of the Improvements shall be borne solely by the Tenant and shall not be included in the $847,000 to be advanced by Landlord pursuant to this Article TWENTY-SEVENTH for the construction and installation of the Improvements. In the event that the Landlord advances any such fees or costs, the Tenant shall reimburse the Landlord for such amount within three
     (3) days of receipt of any invoice from the Landlord for such an amount. No work shall be commenced unless and until Tenant delivers to Landlord all necessary permits, consents, certificates, and governmental approvals necessary or applicable for the construction and installation of the Improvements.

          (d) Within fifteen (15) days of the Landlord's approval of the Final Plans, the Tenant will inform the Landlord of the cost of constructing and installing the Improvements. In the event that such cost exceeds the portion of the $847,000 then available pursuant to the provisions of this Article (the "Available Amount"), the Tenant, will elect one of the following options:

               (x) elect to proceed with the construction and installation of the Improvements and to pay such excess cost, in which event the Tenant will immediately deliver to Landlord the full amount by which such cost exceeds the Available Amount; such deposit may be in a form of a letter of credit issued by a New York Clearinghouse bank, having a term of one year and otherwise in form satisfactory to Landlord, the letter of credit will be presented for payment by the Landlord once Landlord has been presented with invoices equal to or in excess of the Available Amount and in the event the proceeds thereof are insufficient to pay the excess costs, the Tenant will deposit the balance of such excess amount with the Landlord within seven (7) days of receipt from Landlord of an invoice for such amount; if the proceeds of such letter of credit exceed the excess costs, Landlord will deliver any excess proceeds to Tenant promptly after payment of all invoices related to the Improvements; or

               (y) cause the Tenant's architects to revise the plans and specifications for the Improvements so that the total cost thereof does not exceed the Available Amount;

               (z) without changing the plans and specifications for the Improvements from those set forth in the Final Plans, either renegotiate the bids submitted by one or more subcontractors or vendors whose bids were utilized in calculating the total cost of constructing and installing the Improvements, or obtain bids of additional subcontractors or vendors with respect to particular elements of the Improvements, in either case with a view toward lowering the total cost of constructing and installing the Improvements.

     The Tenant agrees to exercise the foregoing election within three (3) business days of giving Landlord the notice required by paragraph (d), above. It is understood and agreed that notwithstanding the Tenant's exercising either or both of the options referred to in (y) and (z) above, in the event that the total cost of constructing and installing the Improvements shall, nevertheless, exceed the Available Amount, the Landlord shall be under no obligation to proceed with the funding of such construction and installation unless and until the Tenant shall deposit with the Landlord the full amount of such excess. The Tenant shall commence constructing and installing the Improvements not later than the tenth business day following Tenant's exercise of the options set forth above (and the deposit of funds with the Landlord, if required) (the "Improvements Construction Date"). In the event that during the course of the construction and installation of the Improvements, the Tenant makes any change, addition or modification from the Improvements as detailed on the Final Plans, Tenant shall give Landlord notice of such change addition or modification and, if as a result of such change, addition or modification, the cost of the Improvements shall be increased, then the Tenant shall immediately deposit the full amount of such increase with the Landlord which shall utilize such funds to pay such increase cost. The Tenant shall be responsible for the cost of any change which would increase the cost of the Improvements. In the event that during the course of constructing and installing the Improvements, the Tenant wishes to authorize overtime work in order to reduce the time necessary to construct and install the Improvements, then it will so advise the Landlord and Landlord will authorize such overtime work provided the Tenant shall undertake to pay the additional cost resulting from the utilization of overtime work and shall deposit with the Landlord, at the time of such request, an amount equal to the Landlord's reasonable estimate of the additional cost of such overtime work. All deposits for excess costs required pursuant to this paragraph (d) may be in the form of a letter of credit satisfying the provisions of subparagraph (x) hereof.

          (e) In the event that the total cost of the Improvements is less than $847,000 the Landlord shall pay the total cost of the Improvements; however, no additional amount shall be payable to the Tenant or any other person as a result of such fact, nor shall Landlord pay any of the fees or costs referred to in paragraph (c). The Tenant shall pay any cost of the Improvements in excess of $847,000.

          (f) The Tenant warrants to the Landlord that the Improvements shall conform to the Final Plans and shall be of good quality and workmanship.

          (g) Tenant's selection of the construction manager, contractors, subcontractors, vendors, and suppliers are subject to the approval of Landlord. All construction contracts shall be a stipulated sum or cost plus (with an upset price) contract or other form of contract approved by Landlord. All contracts shall be assignable to Landlord and will provide for the completion of the Improvements in accordance with the Final Plans.

          (h) At Landlord's request, Tenant shall, from time to time, provide Landlord with a list of all contractors, subcontractors, vendors, workers and all other persons performing any labor or supplying any material in connection with the construction and installation of the Improvements and will provide Landlord evidence, satisfactory to Landlord, that Tenant's contractors, and all subcontractors, vendors and workers have all licenses, permits and approvals required under applicable law and carry liability, workmen's compensation and other insurance in amounts and with insurance carriers reasonably satisfactory to the Landlord.

          (i) It is understood and agreed that the Landlord shall have no responsibility for the performance of the contractor installing the Improvements (including matters of quality or timeliness), and in the event that for any reason the Improvements are not completed in a timely fashion and/or there is any delay on the date on which the premises are ready for occupancy by the Tenant for the purposes of conducting business by that date, this lease shall nevertheless continue in full force and effect and the Tenant waives any and all claims against the Landlord, including without limitation, any claims for actual, punitive or consequential damages.

          (j) The Landlord shall only be required to pay Tenant or the contractor, subcontractor or party providing the goods or services for the construction and installation of the Improvements upon the satisfaction of the following conditions:

               (i) The amount then requested when added to all amounts previously requested would not exceed the Available Amount;

               (ii) Landlord has received from Tenant the deposit required by paragraph (d)(x) of this Article, if applicable;

               (iii) The Improvements conform to the design set forth in the Final Plans and are of good quality and workmanship; and

               (iv) The Tenant submits to Landlord a written request for such payment, substantially in the form of Exhibit "G" hereof, or in such other form as the Landlord may reasonably required together with

                    (x) invoices from the vendor, supplier, or contractor evidencing the amount to be paid, (y) a written waiver from the contractor and all of the vendors pursuant to such request waiving, with respect to the materials or services delivered or performed through the date of such invoice, any right to assert any vendor's, mechanic's or other lien on the building, the premises or any fixtures, machinery, equipment or other installation therein.

     The Tenant shall seek payments pursuant to this paragraph (j) not more than twice in any calendar month. No payment shall be sought for material not yet installed or incorporated in to the premises or for work not yet performed.

          (k) Materials to be incorporated into the Improvements shall, effective upon their payment and at all times thereafter, constitute the property of the Landlord, and upon construction of the Improvements or the incorporation of such materials therein, title thereto shall continue in Landlord. However, Landlord shall not be liable in any manner for payment or otherwise to any contractor, subcontractor, vendor, worker or supplier of materials and all construction contracts shall so provide.

          (1) The Landlord agrees that if so requested by the Tenant, and subject to the conditions set forth below, the Landlord will permit contractors, vendors and workmen retained by the Tenant to enter the premises prior to the completion of the construction and installation of the work to be performed by Landlord pursuant to the Work Letter for purposes of constructing the Improvements on the premises, provided, in Landlord's reasonable judgment

               (i) such contractors, vendors and workmen do not substantially delay, hinder or interfere with Landlord's completion of the work described in the Work Letter; and

               (ii) Landlord has no reason to believe that the presence of such contractor vendor or worker may result in labor difficulties or interfere with, hinder, delay or otherwise adversely affect the construction or installation of the work described in the Work Letter.

     The Landlord may at any time terminate such access if the Landlord reasonably concludes that the conditions set forth in the clauses (i) and
     (ii) above are not being satisfied.

          (m) In the event the term of this lease shall commence prior to Landlord's completion of the work described in the Work Letter, the Tenant shall provide Landlord access to the premises to complete such Work and shall take all action necessary to ensure that Tenant's contractors, vendors and workers do not interfere with, hinder, delay or otherwise adversely affect the construction or installation of the work described in the Work Letter.

          TWENTY-EIGHTH: Broker. The Tenant represents and warrants to the Landlord that all of the Tenant's negotiations respecting this lease which were conducted with or through any person, firm or corporation, were conducted through Julien J. Studley, Inc., real estate brokers. The Landlord agrees to pay the commission due to such broker pursuant to the terms of a separate agreement. Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including without limitation attorneys' fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or finder except for Julien
     J. Studley, Inc.

          TWENTY-NINTH: Notices; Miscellaneous. (a) Any notice which is to be given by either party to the other pursuant to this lease shall be in writing and shall be given personally as follows: (i) if such notice is to be given by the Landlord to the Tenant such notice shall be given by mail in the following manner: (x) notice may be given personally, by delivering the same to the Tenant or, if the Tenant be a corporation or partnership, to any officer of such corporation or member of the partnership, at the premises or at any other place; or (y) notice may also be given personally at the premises by delivering same to the Tenant or any officer or partner of the Tenant; or (z) notice may also be given by registered or certified mail by depositing the notice, enclosed in an envelope addressed to the Tenant at its address given in this lease or at the premises, in any United States Post Office, postage and registry or certification fees prepaid;
     (ii) if such notice is to be given by the Tenant to the Landlord, the notice shall be given by registered or certified mail, by depositing the notice, enclosed in an envelope, addressed to the Landlord at 74 Trinity Place, New York, N.Y., or at such other place as the Landlord shall hereafter designate in writing, in any United States Post Office, postage and registry or certification fees prepaid. Any notice shall be deemed to have been given on the date when the same is delivered as above provided or, if given by mail, on the date when it is deposited as above provided in the United States Post Office.

          (b) If Tenant is a corporation, partnership or trust, it shall keep in effect its existence and rights as a corporation or partnership or trust under the law of the state of its incorporation or formation and its right to own and lease property and transact business in the state in which the premises are situated during the entire time that it has any interest in the premises.

          THIRTIETH: Quiet Enjoyment. The Landlord covenants that, if the Tenant shall duly keep and perform all the terms and conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the premises for the term aforesaid, subject, however, to ground leases, underlying leases and mortgages as hereinbefore described, and to the lien, rights and estate by virtue of unpaid taxes of any government having jurisdiction of the premises of which the herein demised premises are a part. If the Landlord shall hereafter sell, exchange or lease the entire building or the land and the building wherein the premises are located, subject to this lease, or, being the lessee thereof, shall assign its lease, the grantee, lessee, or assignee thereof, as the case may be, shall, without further agreement by any party, be conclusively deemed to be the Landlord of this lease and to have assumed and undertaken to carry out all of the obligations hereof on the part of the Landlord to be performed, and the Tenant does hereby release the above named Landlord from any claim or liability arising or accruing hereunder subsequent to such transfer of ownership, for breach of the covenant of quiet enjoyment, or otherwise.

          THIRTY-FIRST: Headings. The headings or titles of the various Articles or paragraphs of this lease are for reference and index purposes only, and none of them shall be taken into consideration or given any effect whatever in determining the meaning or scope of the paragraph to which any of them applies. The use of any pronoun referring to either of the parties to this lease shall be construed to include any or no gender and any number.

          THIRTY-SECOND: Additional Fourth Floor Premises. As provided on the first page of this lease, the Tenant's leasing of the portion of the fourth floor premises indicated on Exhibit "B" hereto (the "Additional Fourth Floor Premises") commences on December 1, 1997; however, the Tenant shall have the right to begin leasing the Additional Fourth Floor Premises at any time prior to December 1, 1997 by giving the Landlord not less than thirty
     (30) days prior written notice of the date on which the Tenant elects to commence its leasing of such premises (The date on which the Tenant's leasing of the Additional Fourth Floor Premises commences (that is, December 1, 1997 or such earlier date as the Tenant may elect pursuant hereto) is hereby referred to as the "Additional Fourth Floor Premises Commencement Date"). In the event that the Additional Fourth Floor Premises Commencement Date is prior to December 1, 1997, then, during the period commencing with the Additional Fourth Floor Premises Commencement Date and ending with November 30, 1997, the fixed rent indicated on the first page of this lease shall be increased by $7,232.50 per month, so that the aggregate fixed rent payable pursuant to this lease during such period shall be at the rate of $55,150 per month, subject to the provisions of Article THIRTY-THIRD of this lease.

          THIRTY-THIRD: (a) The Tenant is hereby granted the privilege of occupying the portion of the fourth floor premises indicated on Exhibit "A" hereto (the "Initial Fourth Floor Premises"), subject to all of the terms, covenants and conditions of this lease, including but not limited to, the payment of any service charges for electric current, water, sprinkler maintenance and any overtime elevator or heat service and to the payment of any additional rent payable pursuant to the provisions of Paragraph TWENTY-SIXTH of this lease but otherwise free of the payment of the fixed rent applicable to the Initial Fourth Floor Premises (that is, $20,267.50 per month) during the following periods:

               (i) During the period beginning with the tender of possession of the premises by the Landlord to the Tenant at any time prior to the commencement of the term of this lease and ending on November 30, 1994, the date prior to the commencement of the term;

               (ii) During the period of the term of this lease commencing on December 1, 1994 and ending on May 31, 1995.

          (b) The Tenant is hereby granted the privilege of occupying the Additional Fourth Floor Premises (as defined in Article THIRTY-SECOND hereof) subject to all of the terms, covenants and conditions of this lease, including but not limited to, the payment of any service charges for electric current, water, sprinkler maintenance and any overtime elevator or heat service and to the payment of any additional rent payable pursuant to the provisions of Paragraph TWENTY-SIXTH of this lease but otherwise free of the payment of the fixed rent applicable to the Additional Fourth Floor Premises (that is, $7,232.50 per month) during the period commencing with the Additional Fourth Floor Premises Commencement Date (as defined in Article THIRTY-SECOND hereof) and ending on the earlier of (i) 270 days after such date or (ii) the date on which the Tenant moves employees into the Additional Fourth Floor Premises or otherwise uses any substantial portion of the

     Additional Fourth Floor Premises in connection with the Tenant's advertising business.

          (c) The right to occupy the Initial Fourth Floor Premises and the Additional Fourth Floor Premises free of rent during the periods set forth in paragraphs (a) and (b) of this Article shall be subject to the condition that the Tenant shall not default in the payment of any other fixed rent, or any additional rent or any other charge due under this lease or in the performance of the other terms, covenants and conditions set forth in this lease. In the event of any such default, then fixed rent at the monthly rate set forth in this Article shall be payable during the period in which the Tenant would otherwise be entitled to the use of such premises free of fixed rent. Any such payment shall be paid within ten (10) days following demand and shall constitute additional rent under this lease.

          THIRTY-FOURTH: Termination of Existing Lease. Effective at noon on December 1, 1994, the Lease dated as of September 10, 1991 (the "Lease") between the Landlord and the Tenant shall be modified so that the term of the Tenant in the Premises, under the Lease, shall terminate and come to an end, as if said date were the date originally specified for the expiration of the term of the Lease.

          THIRTY-FIFTH: Option Space. (a) The Landlord currently leases the entire seventh floor of the building indicated by the cross-hatching on the diagram attached hereto as Exhibit "E" (the "Option Space") to Maritz Communications Company ("Maritz") pursuant to a lease dated as of July 1, 1992 (the "Maritz Lease") for a term to expire on September 30, 1998. The Tenant shall, upon the expiration or termination of the Maritz Lease (subject to the condition subsequent set forth in paragraph (b) of this Article) have the right and option to lease the Option Space. In order to exercise such option, the Tenant shall give the Landlord written notice of its exercise of such option not later than (x) September 1, 1997 or (y) in the event that the Maritz Lease is terminated prior to September 30, 1997, 30 days after written notice from the Landlord to the Tenant that the Maritz Lease has been terminated. Promptly, upon receipt of such notice and provided that the Tenant is not in default in the payment of rent or the performance of its other obligations under this lease, the Landlord shall send the Tenant a proposed lease amendment with respect to the Option Space, pursuant to which the Landlord shall offer to lease the Option Space to the Tenant on the terms and conditions as set forth below:

               (i) the annual fixed rent payable by Tenant with respect to the Option Space shall be as follows:

                  Period                         Annual Fixed Rent
                  ------                         -----------------

             December 1, 1994 to
               November 30, 1998 ...............     $330,000
             December 1, 1998 to
               November 30, 2003 ...............     $374,000

             December 1, 2003 to
               December 31, 2009 ...............     $484,000;

               (ii) the Tenant shall be obligated to pay as additional rent with respect to the Option Space escalations with respect to real estate taxes, operating expense and fuel oil, all on the terms set forth in Article TWENTY-SIXTH hereof, and the dates to be utilized in the definitions of "Increases In Real Estate Taxes", Base Year", and "Base Fuel Cost" in such proposed lease amendment shall be the same dates as those contained in the definitions of such terms in this lease;

               (iii) the term of the proposed lease of the Option Space shall end concurrently with the term of this lease;

               (iv) if necessary, Tenant will arrange for the modification and improvement of the Option Space to be leased pursuant to such proposed lease amendment to make them suitable for office use, all in a manner and to the extent provided in Article TWENTY-SEVENTH hereof, and the Landlord will reimburse the Tenant for the cost thereof up to a maximum of $220,000;

               (v) the Tenant shall deposit an additional $66,000 to be held by the Landlord as security pursuant to Article Twenty-Second of this lease;

               (vi) the Tenant will agree to indemnify and hold harmless the Landlord against any and all claims that a real estate commission is due in connection with the Tenant's leasing of the Option Space;

               (vii) the Landlord will agree in the lease amendment to rehabilitate the air conditioning system servicing the Option Space and the lavatories on the seventh floor, in both cases to building standard; and

               (viii) in the case of a lease amendment pursuant to which the Tenant's lease term for the Option Space is to commence on or after September 1, 1998, such lease amendment shall provide that the obligations of the landlord shall be subject to the condition subsequent that the Landlord shall not have elected to extend or renew the Maritz Lease or entered into a new lease with Maritz or any successor to Maritz, including any corporation, partnership or other entity to which the Maritz Lease has been assigned in connection with the sale of all or substantially all the assets and business of Maritz, all as contemplated by paragraph (b) of this Article.

     The Tenant shall then have ninety (90) days to execute and return such lease to the Landlord. If the Tenant is in default in the payment of rent or the performance of its other obligations under this lease, or if the

     Tenant does not execute and return an offered lease to the Landlord within ninety (90) days, the Landlord may thereafter lease the Option Space to a third-party free of any right of the Tenant to lease the Option Premises.

          (b) Notwithstanding anything in this Article, the Landlord and the Tenant understand and agree that the Tenant's option to lease the Option Space and the obligations of the Landlord pursuant to this Article and pursuant to any amendment of lease executed in accordance with the terms of this Article shall be subject to the right of the Landlord to extend or renew the Maritz Lease or to enter into a new lease with Maritz or any successor to Maritz (including any corporation, partnership or other entity to which the Maritz Lease has been assigned in connection with the sale of all or substantially all assets and business of Maritz) (collectively a "Maritz Lease Extension"); provided, however, that the Landlord shall not enter into a new lease for the Option Space with any sublessee of Maritz, unless and until the Tenant has elected not to exercise the option set forth in this Article. The Landlord agrees that in the event that the Tenant has exercised the option set forth in this Article and the Landlord and the Tenant have executed an amendment of lease, as contemplated by paragraph
     (a) above, and, subsequent thereto, the Landlord elects to enter into a Maritz Lease Extension, then the Landlord will notify the Tenant of such fact as soon as practical and upon the giving of such notice, such amendment of lease shall be of no further force or effect, and each of the Landlord and the Tenant shall be released from all obligations and liabilities thereunder.

          THIRTY-SIXTH: Additional Space.

          (a) In the event that at any time prior to June 1, 1998, the Tenant shall send the Landlord a Letter Requesting Additional Space (as defined in paragraph (d) below), and, if (x) there is then Available For Lease (as defined in paragraph (e) below), or (y) there becomes Available For Lease within six months of the date of receipt of such letter from the Tenant, a unit of space on a single floor of the building which shall be substantially equal in size to, or not exceeding 120% of the size of, the Desired Square Footage (as defined in paragraph (d) below), then the Landlord shall offer to lease such premises to the Tenant, such offer to be made by the Landlord sending the Tenant a proposed lease reflecting the terms set forth in paragraph (b) below. In the event that there shall be Available For Lease more than one unit of space which is substantially equal in size to, or not exceeding 120% of the size of, the Desired Square Footage, then the Landlord shall advise Tenant of such fact and Tenant shall, within 10 days of such notice, select the unit of space to be offered to the Tenant for lease and, within 30 days after such selection, Landlord will forward to Tenant the proposed lease for Tenant's execution and delivery.

          (b) The proposed lease pursuant to which the Landlord shall offer to lease to the Tenant space of the Desired Square Footage shall contain substantially the same terms as set forth in this lease wherever possible, except that:

               (i) the term of the proposed lease shall end concurrently with the term of this lease;

               (ii) the initial fixed rent payable by Tenant pursuant to the proposed lease shall be equal to the area of the premises subject thereto multiplied by the following amounts per square foot:

                   Period                         Annual Fixed Rent
                   ------                         -----------------

             December 1, 1994 to
               November 30, 1998 ...........   $15.00 per square foot

             December 1, 1998 to
               November 30, 2003 ...........   $17.00 per square foot

             December 1, 2003 to
               December 31, 2009 ...........   $22.00 per square foot

          Such proposed lease shall also include provisions increasing the fixed rent payable thereunder to the rates indicated above as of the dates;

               (iii) the Tenant shall be obligated to pay as additional rent escalations with respect to real estate taxes, operating expense and fuel oil, all on the terms set forth in Article TWENTY-SIXTH hereof, and the dates to be utilized in the definitions of "Increases In

          Real Estate Taxes", Base Year", and "Base Fuel Cost" in such proposed lease shall be the same dates as those contained in the definitions of such terms in this lease; and

               (iv) if necessary, Tenant will arrange for the modification and improvement of the premises to be leased pursuant to such proposed lease to make them suitable for office use, all in a manner and to the extent provided in Article TWENTY-SEVENTH hereof, and the Landlord will reimburse the Tenant for the cost thereof up to an amount equal to the Reimbursement Amount as defined in paragraph (f) below).

     The Tenant shall have fifteen days after receipt of the proposed lease from Landlord to execute and return such lease to the Landlord.

          (c) In the event that at any particular time the Tenant has not sent the Landlord a Letter Requesting Additional Space within the immediately prior six months, the Tenant shall have no right to lease additional space pursuant to this Article unless and until the Tenant shall thereafter send the Landlord a Letter Requesting Additional Space. In the event that after sending the Landlord a Letter Requesting Additional Space, the Tenant fails to execute and return, within fifteen days of receipt thereof, a proposed lease which complies with the requirements set forth in paragraph (b) of this Article, then the Tenant's right to send the Landlord any future Letter Requesting Additional Space or any other rights of the Tenant under this Article shall cease and be of no further force or effect.

          (d) For the purposes of this Article THIRTY-SIXTH, the term "Letter Requesting Additional Space" shall mean a letter from the Tenant to the Landlord stating that (i) the Tenant desires to lease additional space consisting of approximately the number of square feet specified in such letter (the "Desired Square Footage") (but in no event less than 8,000 square feet) and (ii) agreeing in principle that if premises in the building containing the Desired Square Footage are then available (or become available within six months of the date of such letter) the Tenant will lease premises if offered to the Tenant pursuant to a lease meeting the requirements set forth in paragraph (b) of this Article. Any letter which does not satisfy the requirements set forth in both clauses (i) and
     (ii) above shall not be deemed a "Letter Requesting Additional Space" and shall be of no force or effect under this Article.

          (e) For the purposes of this Article THIRTY-SIXTH, the term "Available For Lease" shall mean space which, at the time in question satisfies the following conditions:

               (i) such space is above the ground floor and is not leased or occupied;

               (ii) no other tenant of the Landlord shall have any right or option to lease or occupy space pursuant to a lease or other agreement with Landlord;

               (iii) the Landlord shall not then be negotiating the leasing area or occupancy of such space with an unaffiliated third-party; and

               (iv) if it would be necessary to subdivide such space in order to be able to offer to lease to the Tenant premises containing the Desired Square Footage, then the area of the space remaining (after such subdivision) (that is, the portion of the space not being offered to the Tenant for lease pursuant to this Article) shall be no smaller than the typical unit of space leased by the Landlord on the floor of the building in question.

          (f) For the purposes of this Article THIRTY-SIXTH, the term "Reimbursement Amount" shall mean the amount determined by multiplying the area of the premises to be leased pursuant to any proposed lease delivered by the Landlord pursuant to paragraph (b) of this Article by (i) if the proposed lease is executed and delivered on or before the first anniversary of the Rent Commencement Date of this lease, $35 per square foot, or (ii) if the lease is executed and delivered after the first anniversary of the Rent Commencement Date, the sum of (x) $35 per square foot, and (y) $1.05 per square foot for each completed period of 12 months which has elapsed since date which is the first anniversary of the Rent Commencement Date of this lease.

          THIRTY-SEVENTH: Successors. All of the terms, covenants and conditions contained in this lease shall be binding on, and shall inure to the benefit of the parties hereto, and their respective legal representatives, successors, and assigns, but no assignment made or purported to be made in violation of the provisions of this lease shall vest in such assignee any right or title in or to this lease or in or to the estate hereby created.

          IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto, the day and year first above written.

 Attest:                                   THE RECTOR, CHURCH-WARDENS AND
 As to Landlord:                           VESTRYMEN OF TRINITY CHURCH
                                           IN THE CITY OF NEW-YORK


/s/ Carol Stevenson                        By /s/ Daniel Paul Matthews
---------------------                         ---------------------------
                                                Daniel Paul Matthews,
                                                  Rector

                                           By /s/ Joseph T. Palombi
                                              ---------------------------
                                                Joseph T. Palombi,
                                                  Executive Vice President
                                                  of Real Estate

                                           By /s/ Walter F. Spardel
                                              ---------------------------
                                                Walter F. Spardel
                                                  Managing Director of
                                                  Commercial Real Estate

Attest:                                    GIRGENTI, HUGHES,
As to Tenant:                                 BUTLER & McDOWELL, INC.

                                           By /s/ Steven Girgenti
---------------------                         ---------------------------
                                                Name: Steven Girgenti
                                                Title: President


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